UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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IntriCon Corporation

(Name of Registrant as Specified In Its Charter)

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INTRICON CORPORATION

1260 Red Fox Road

Arden Hills, Minnesota 55112

March 23, 2007

Dear Shareholder:

It is my great pleasure to invite you to attend the 2007 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held on Wednesday, April 25, 2007 at 11:30 a.m., local time, at our offices located at 1260 Red Fox Road, Arden Hills, Minnesota 55112.

At this year’s Annual Meeting our shareholders will vote on the election of two directors each to hold office for a term of three years and until their successors are duly elected and qualified, on the approval of the IntriCon Corporation 2007 Employee Stock Purchase Plan and on the ratification of the appointment of Virchow, Krause & Company, LLP as the Corporation’s independent auditor for fiscal year 2007. The official notice of the Annual Meeting, together with the proxy statement and proxy card, are enclosed.

The vote of every shareholder is important. Therefore, whether or not you expect to attend the meeting in person, I urge you to sign and date the enclosed proxy card and return it promptly in the envelope provided for that purpose. You also have the option of voting by telephone. If you choose to vote by telephone you may call toll-free in the U.S. or Canada, 1-866-626-4508 on a touch-tone telephone. You also have the option of voting over the internet. To do so, log on to www.votestock.com and follow the web site instructions. Once you have cast your vote, be sure to click on “Accept Vote.”

Thank you for your continued interest in IntriCon Corporation. I look forward to seeing you at the Annual Meeting.

Sincerely,

Mark S. Gorder

President and Chief Executive Officer

INTRICON CORPORATION

1260 Red Fox Road

Arden Hills, Minnesota 55112

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The 2007 Annual Meeting of Shareholders (the “Annual Meeting”) of IntriCon Corporation (the “Corporation”) will be held on Wednesday, April 25, 2007 at the Corporation’s offices located at 1260 Red Fox Road, Arden Hills, Minnesota, 55112 at 11:30 a.m., local time, for the following purposes:

(1)	to elect two directors each to hold office for a term of three years and until their successors are duly elected and qualified;
(2)	to approve the IntriCon Corporation 2007 Employee Stock Purchase Plan, as more fully described in the accompanying proxy statement;
(3)	to ratify the appointment of Virchow, Krause & Company, LLP as the Corporation’s independent auditor for fiscal year 2007; and
(4)	to transact such other business as may properly come before the Annual Meeting or any of its adjournments or postponements.

The Board of Directors has fixed the close of business on March 16, 2007, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. If the Annual Meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned Annual Meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing directors. If the Annual Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened Annual Meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any other matter set forth in this Notice of Annual Meeting.

All shareholders are cordially invited to attend the meeting, but whether or not you expect to attend the meeting in person, please mark, sign and date the enclosed proxy card and return it promptly in the envelope provided in order that your shares may be voted. You also have the option of voting by telephone. If you choose to vote by telephone you may call toll-free in the U.S. or Canada, 1-866-626-4508 on a touch-tone telephone. You also have the option of voting over the internet. To do so, log on to www.votestock.com and follow the web site instructions. Once you have cast your vote, be sure to click on “Accept Vote.” If you attend the meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors

Michael J. McKenna

Chairman of the Board

March 23, 2007

Arden Hills, Minnesota

INTRICON CORPORATION

1260 Red Fox Road

Arden Hills, Minnesota 55112

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of the IntriCon Corporation (the “Corporation”) for use at the 2007 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, April 25, 2007 at the Corporation’s offices located at 1260 Red Fox Road, Arden Hills, Minnesota 55112, at 11:30 a.m., local time, and any adjournment or postponement thereof. This Proxy Statement and accompanying proxy card are first being mailed to shareholders on or about March 23, 2007.

The Board of Directors has fixed the close of business on March 16, 2007, as the record date for determination of the shareholders entitled to notice of and to vote at the Annual Meeting. As of March 16, 2007, there were 5,710,235 shares of common stock, par value $1.00 per share (“Common Share”), of the Corporation outstanding, each of which is entitled to one vote on all matters to be presented at the Annual Meeting.

Proxies in the form enclosed, if properly executed and received in time for voting, and not revoked, will be voted as directed on the proxies. If no directions to the contrary are indicated, the persons named in the proxy will vote all of your Common Shares “for” the election of the nominees for directors, “for” the approval of the IntriCon Corporation 2007 Employee Stock Purchase Plan, and “for” the ratification of the appointment of Virchow, Krause & Company, LLP as the Corporation’s independent auditor for fiscal year 2007. With respect to any other matter that properly comes before the meeting, the proxy holders will vote the proxies in their discretion in accordance with their best judgment. Sending in a signed proxy will not affect a shareholder’s right to attend the Annual Meeting and vote in person since the proxy is revocable. You also have the option of voting by telephone. If you choose to vote by telephone you may call toll-free in the U.S. or Canada, 1-866-626-4508 on a touch-tone telephone. You also have the option of voting over the internet. To do so, log on to www.votestock.com and follow the web site instructions. Once you have cast your vote, be sure to click on “Accept Vote.” The deadline to vote telephonically or over internet is Tuesday, April 24, 2007, 11:59 p.m., eastern daylight time.

Any shareholder who submits a proxy may revoke it at any time before the proxy is voted at the Annual Meeting by delivering a later dated proxy or by giving written notice to the Secretary of the Corporation or attending the Annual Meeting in person and so requesting. If you vote by telephone or over the internet, you may change your vote telephonically or over the internet by following the procedures used to submit your initial vote. The last vote received chronologically will supersede any prior votes. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

The presence, in person or represented by proxy, of the holders of a majority of the outstanding Common Shares will constitute a quorum for the transaction of business at the Annual Meeting. All Common Shares present in person or represented by proxy (including “broker non-votes”) and entitled to vote at the Annual Meeting, no matter how they are voted or whether they abstain from voting, will be counted in determining the presence of a quorum. If the Annual Meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned Annual Meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing directors. If the Annual Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened Annual Meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any other matter set forth in the Notice of Annual Meeting.

Each Common Share is entitled to one vote on each matter that may be brought before the Annual Meeting. The election of directors will be determined by a plurality vote and the nominees receiving the highest number of “for” votes will be elected. Approval of any other proposal, including approval of the IntriCon Corporation 2007 Employee Stock Purchase Plan, and ratification of the appointment of Virchow, Krause & Company, LLP as the Corporation’s independent auditor for fiscal year 2007, will require the affirmative vote of a majority of the shares entitled to vote and present in person or represented by proxy at the Annual Meeting. Under our Bylaws and the Pennsylvania Business Corporation Law, an abstention or withholding of authority to vote will have the same legal effect as an “against” vote and will be counted in determining whether the proposal has received the required shareholder vote; however, a broker non-vote will have no effect on whether the proposal has received the required shareholder vote.

The cost of this solicitation will be borne by the Corporation. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or teletype by officers, directors or employees of the Corporation, without additional compensation. Upon request, the Corporation will pay the reasonable expenses incurred by record holders of the Corporation’s Common Shares who are brokers, dealers, banks or voting trustees, or their nominees, for mailing proxy materials and the annual report to shareholders to the beneficial owners of the shares they hold of record.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors currently consists of five members divided into three classes.

The Board of Directors, based upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Mark S. Gorder and Michael J. McKenna for election as directors at the Annual Meeting to serve until the 2010 annual meeting of shareholders and until his respective successor has been duly elected and qualified. Each nominee is a current director of the Corporation and previously has been elected as a director by the Corporation’s shareholders. Messrs. Gorder and McKenna have each indicated their willingness to continue serving as directors. The Board of Directors knows of no reason why the nominees would be unable to serve as directors. If either of the nominees should for any reason be unable to serve, then the proxies will be voted for the election of such substitute nominee as the Board of Directors may designate, unless the Board of Directors reduces the number of directors on the board.

Assuming a quorum is present, the two nominees receiving the highest number of “for” votes will be elected. For such purposes, an abstention, the withholding of authority to vote or broker non-vote will not be counted in determining whether the proposal has received the required shareholder vote. The Board of Directors recommends that the shareholders vote “for” the election of each of Messrs. Gorder and McKenna as a director for the ensuing term.

The following table sets forth certain information concerning the nominees and the persons whose terms as directors will continue after the Annual Meeting, including their ages and principal occupations during the past five years:

Name, Age and Occupation	Director Since	Term Expires

Mark S. Gorder (60) became a director in January 1996. Mr. Gorder has served as the President and Chief Executive Officer of the Corporation since April 2001; President and Chief Operating Officer of the Corporation from December 2000 to April 2001; and Vice President of the Corporation from 1996 to December 2000. Mr. Gorder has been President and Chief Executive Officer of Resistance Technology, Inc., a subsidiary of the Corporation, since 1983.	1996	2007

Michael J. McKenna (72) became a director in June 1998 and has served as Chairman of the Board of Directors of the Corporation since April 2001. In March 2001, Mr. McKenna retired as the Vice Chairman and a Director of Crown Cork & Seal Company, Inc., a manufacturing company. From 1995 to 1998, Mr. McKenna was the President and Chief Operating Officer and, prior to 1995, was the Executive Vice President and President of the North American Division of Crown Cork & Seal Company, Inc.	1998	2007

Name, Age and Occupation	Director Since	Term Expires
Nicholas A. Giordano (64) became a director in December 2000. Mr. Giordano has been a business consultant and investor since 1997. Mr. Giordano was Interim President of LaSalle University from July 1998 to June 1999. From 1981 to 1997, Mr. Giordano was President and Chief Executive Officer of the Philadelphia Stock Exchange. Mr. Giordano serves as a trustee of W.T. Trust and Kalmar Pooled Investment Trust, mutual funds, and as a director of Independence Blue Cross of Philadelphia, a health insurance company, and of The RBB Fund, Inc., a mutual funds company.	2000	2009

Robert N. Masucci (69) became a director in February 2002. Mr. Masucci has served as the Chairman of the Board of Montgomery Capital Advisors, Inc., a consulting company, since 1990 and, Chairman of the Board of Barclay Brand Ferdon, Inc., a distribution company, since 1996. Prior to 1990, Mr. Masucci was President and Chief Executive Officer of Drexel Industries, Inc., a forklift manufacturer.	2002	2008

Philip N. Seamon (59) became a director in September 2006. Currently, Mr. Seamon is President of Philip N. Seamon, Inc., a consulting firm specializing in operational and financial business restructuring services. Until his retirement in August 2006, Mr. Seamon was a senior managing director in the corporate finance practice of FTI Consulting, Inc., a provider of a wide range of business and financial advisory and consulting services. Previously, Mr. Seamon was a partner and the service line leader of PricewaterhouseCoopers’ Business Recovery Services practice in their Philadelphia office. FTI Consulting acquired this practice in September 2002. Prior to joining PricewaterhouseCoopers, Mr. Seamon held management and partnership positions in both commercial and investment banking organizations.

	2006	2009

Messrs. Giordano and Masucci are first cousins.

Independence of the Board of Directors

The Board of Directors has determined that the following directors, constituting a majority of the members of the Board, are independent as defined in the corporate governance rules of the American Stock Exchange: Messrs. Giordano, Masucci, McKenna and Seamon.

The independence standards of American Stock Exchange are composed of objective standards and subjective standards. Under the objective standards, a director will not be deemed independent if he directly or indirectly receives payments for services (other than as a director) in excess of certain thresholds or if certain described relationships exist. Under the subjective independence standard, a director will not be deemed independent if he has a material relationship with the Corporation that, in the view of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Under the American Stock Exchange rules, an independent director must satisfy both the objective and the subjective standards.

In evaluating the independence of Mr. Seamon, the Board considered that Mr. Seamon was a senior managing director in the corporate finance practice of FTI Consulting, Inc., which provided consulting services to the Corporation in 2004 and 2005, but did not provide any services in 2006. The Board determined that Mr. Seamon was independent under the objective standards of the American Stock Exchange because: (i) no payments were made to Mr. Seamon directly in exchange for the services provided to the Corporation by FTI Consulting, Inc. and (ii) the amounts paid to FTI Consulting did not exceed the thresholds contained in the American Stock Exchange standards. The Board also determined that Mr. Seamon was independent under the subjective standard for the reasons discussed above and because: (i) the last payment made by the Corporation to FTI Consulting, Inc. was in 2005 and the Corporation did not use FTI Consulting in 2006, and (ii) Mr. Seamon was no longer a partner of FTI Consulting.

In evaluating the independence of Mr. McKenna, the Board considered that a partner of the law firm retained by the Corporation in 2006 is the son-in-law of Mr. McKenna. See “Certain Relationships and Related Party Transactions.” The Board determined that Mr. McKenna was independent under the objective standards of the American Stock Exchange because: (i) no payments were made to Mr. McKenna or his son-in-law directly in exchange for the services provided to the Corporation by the law firm and (ii) the amounts paid to the law firm did not exceed the thresholds contained in the American Stock Exchange standards. The Board also determined that Mr. McKenna was independent under the subjective standard for the reasons discussed above and because Mr. McKenna’s son-in-law was not personally involved in the law firm’s legal representation of the Corporation.

Communication with the Board

Shareholders may communicate with the Board of Directors, including any individual director, by sending a letter to the Board of Directors, c/o Corporate Secretary, IntriCon Corporation, 1260 Red Fox Road, Arden Hills, Minnesota 55112. The Corporate Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. If deemed an appropriate communication, the Corporate Secretary will submit your correspondence to the Chairman of the Board or to any specific director to whom the correspondence is directed.

Meetings of the Board and Committees

The Corporation’s Board of Directors held eight meetings in 2006. During 2006, all directors of the Corporation attended at least 75% of the total number of meetings of the Board of Directors of the Corporation and all committees of which they were members.

Attendance at Annual Meeting of Shareholders

The Board of Directors has adopted a policy that all of the directors should attend the annual meeting of shareholders, absent exceptional cause. All of the directors attended the 2006 annual meeting of shareholders, including Mr. Seamon who was not then a director.

Code of Ethics

The Corporation has adopted a code of ethics that applies to its directors, officers and employees, including its chief executive officer, chief financial officer, controller and persons performing similar functions. Copies of the Corporation’s code of ethics are available without charge upon written request directed to Cari Sather, Director Human Resources, IntriCon Corporation, 1260 Red Fox Road, Arden Hills, MN 55112. A copy of the code of ethics is also available on the Corporation’s website:

www.intricon.com. The Corporation intends to satisfy the disclosure requirement under Item 5.05 of SEC Form 8-K regarding any future amendments to a provision of its code of ethics by posting such information on the Corporation’s website: www.intricon.com.

Director Compensation for 2006

The following table sets forth information concerning the compensation earned during the year ended December 31, 2006 by each of our directors that was not also an employee.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(2) ($)	All Other Compensation ($)	Total ($)
Nicholas A. Giordano	51,000	—	26,011	—	77,011
Robert N. Masucci	43,000	—	26,011	—	69,011
Michael J. McKenna	68,000	—	26,011	—	94,011
Philip N. Seamon	13,500	—	2,679	—	16,179

____________________________

(1)	We have not granted any stock awards to our directors.
(2)

The amounts included in the “Option Awards” column represent the compensation cost we recognized in 2006 related to option awards granted in 2006 and prior years, in accordance with Statement of Financial Accounting Standards No. 123(R). For a discussion of valuation assumptions, see Note 13 to our consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2006. However, as required by SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair value of each stock award made in 2006 to each of Messrs. Giordano, Masucci and McKenna was $17,242 and to Mr. Seamon was $24,110. As of December 31, 2006, the number of stock option awards held by our non-employee directors was: Mr. Giordano – 60,000; Mr. Masucci – 60,000; Mr. McKenna – 67,500; and Mr. Seamon - 10,000.

For 2006, the Chairman of the Board received an annual retainer of $49,000. The Chairman of the Audit Committee received an annual retainer of $34,000. Each non-employee member of the Board, other than the Chairman of the Board and the Chairman of the Audit Committee, received an annual retainer of $24,000. Each of the annual retainers was paid on a quarterly basis. In addition, each non-employee member of the Board received $1,000 for each Board meeting attended in person and $500 for each telephonic meeting of the Board attended, and $1,000 for each committee meeting attended in person and $500 for each telephonic meeting of the committee attended of which such non-employee member of the Board is a member; however, no fee was payable for telephonic board and committee meetings that last less than 30 minutes.

Directors are eligible to receive awards under the 2006 Equity Incentive Plan. Following the approval of the 2006 Equity Incentive Plan by our shareholders at our annual meeting in April 2006, the Compensation Committee approved the automatic grant of options to purchase 5,000 Common Shares under the Plan at the fair market value of the Common Shares on the date of the grant to each person who was re-elected or continued as a non-employee director at the annual meeting and each subsequent annual meeting of shareholders thereafter. Accordingly, following the 2006 annual meeting, each of Messrs. Giordano, Masucci and McKenna was granted an option to purchase 5,000 Common Shares at an exercise price of $6.75 per share, the fair market value on the date of the grant. Each of Messrs. Giordano, Masucci, McKenna (assuming he is re-elected as a director) and Seamon will receive a similar grant following the 2007 annual meeting.

In connection with his appointment to the Board of Directors on September 1, 2006, Mr. Seamon was granted an option under the 2006 Equity Incentive Plan to purchase 10,000 Common Shares at an exercise price of $4.75 per share, the fair market value on the date of the grant. All such options will vest in three equal, annual installments beginning one year after the date of grant, except that the options will become immediately exercisable upon a “change in control” as defined in the Plan or the death or disability of the recipient, and expire ten years after the date of grant, unless terminated earlier by the terms of the option.

Non-Employee Directors Stock Fee Election Program

In December 2006, the Board of Directors approved the Non-Employee Directors Stock Fee Election Program, referred to as the “Program,” as an award under the 2006 Equity Incentive Plan. The Program gives each non-employee director the right under the 2006 Equity Incentive Plan to elect to have some or all of his quarterly director fees paid in Common Shares rather than cash. The minimum amount that can be the subject of such election by a director is 25% of his quarterly director fees. The shares to be issued will be valued based on the last reported sale price of the Common Shares as reported on The American Stock Exchange on the first business day of each calendar quarter when quarterly director fees are paid. The number of shares that will be issued for any such quarterly director fees with respect to which an election is in effect will be equal to the amount of the election divided by the applicable last sale price. No fractional shares will be issued and a director will receive cash in lieu of any fractional shares. That portion of the quarterly director fees for which no election is in effect will continue to be paid in cash. The shares so purchased will be deemed fully vested as of the quarterly payment date.

Director Share Ownership Requirements

In April 2006, the Nominating and Corporate Governance Committee adopted a policy that all directors must purchase and own Common Shares with a purchase price equal to at least one-year’s annual director fees. Each director has a period of five years to comply with this policy.

Committees of the Board

The Board of Directors of the Corporation has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee. The Board of Directors of the Corporation has appointed a standing Audit Committee consisting of Messrs. Giordano (Chairman), Masucci, and McKenna. The Board of Directors has determined that each member of the Audit Committee is independent, as defined in applicable American Stock Exchange corporate governance rules and SEC regulations. In addition, the Board of Directors has determined that Mr. Giordano qualifies as an audit committee financial expert, as defined in applicable SEC rules. The Audit Committee held eight meetings in 2006.

The Audit Committee is governed by a written charter approved by the Board of Directors, a copy of which is available on our website at www.intricon.com. The principal duties of the Audit Committee are to monitor the integrity of the financial statements of the Corporation, the compliance by the Corporation with legal and regulatory requirements and the independence and performance of the Corporation’s independent auditors. The Audit Committee also approves all related party transactions and establishes procedures for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submissions by the Corporation’s employees of concerns regarding questionable accounting or auditing matters. In addition, the Committee selects the firm to be engaged as the Corporation’s independent public accountants, and approves the engagement of the independent public accountants for all non-audit activities permitted under the Sarbanes-Oxley Act of 2002. The report of the Audit Committee appears on page 37.

Compensation Committee. The Board of Directors of the Corporation has appointed a standing Compensation Committee currently consisting of Messrs. McKenna (Chairman), Seamon, and Masucci. The Board of Directors has determined that each member of the Compensation Committee is independent, as defined in applicable American Stock Exchange corporate governance rules. The Compensation Committee reviews and makes recommendations to the Board of Directors concerning officer compensation and officer and employee bonus programs and administers the 2006 Equity Incentive Plan, Corporation’s 2001 Stock Option Plan, Amended and Restated 1994 Stock Option Plan and Non-Employee Directors Stock Option Plan. The Compensation Committee met seven times in 2006.

The Compensation Committee is governed by a written charter approved by the Board of Directors, a copy of which is available on our website at www.intricon.com. The principal duties of the Compensation Committee are to formulate, evaluate and approve the compensation of the Corporation’s executive officers, oversee all compensation programs involving the issuance of the Corporation’s stock and other equity securities of the Corporation, and review and discuss with the Corporation’s management the Compensation Discussion and Analysis and preparing the Committee’s report thereon for inclusion in the Corporation’s annual proxy statement in accordance with applicable rules and regulations. The report of the Compensation Committee appears on page 20.

A discussion of the Compensation Committee’s processes and procedures for the consideration and determination of executive and director compensation is included in “Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee. The Board of Directors of the Corporation has appointed a standing Nominating and Corporate Governance Committee currently consisting of Messrs. McKenna (Chairman), Giordano, Masucci and Seamon. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent, as defined in applicable American Stock Exchange corporate governance rules. The Nominating and Corporate Governance Committee met five times in 2006.

The Nominating and Corporate Governance Committee is governed by a written charter approved by the Board of Directors, a copy of which is available on our website at www.intricon.com. The principal duties of the Nominating and Corporate Governance Committee are to identify individuals qualified to become members of the Board consistent with the criteria approved by the Committee, consider nominees made by shareholders in accordance with the Corporation’s bylaws, select, or recommend to the Board, the director nominees for each annual shareholders meeting, recommend to the Board directors to be appointed to each Committee of the Board, recommend to the Board whether to increase or decrease the size of the Board, develop and recommend to the Board corporate governance principles and oversee the evaluations of the Board and senior management.

Director Nomination Process

Consideration of Director Candidates Recommended by Shareholders. The Nominating and Corporate Governance Committee will consider properly submitted shareholder recommendations for director candidates. A shareholder who wishes to recommend a prospective director nominee should send a signed and dated letter to the Chairman of the Nominating and Corporate Governance Committee, c/o Corporate Secretary, IntriCon Corporation, 1260 Red Fox Road, Arden Hills, Minnesota 55112 with the following information:

•	the name and address of the shareholder making the recommendation and of each recommended nominee;

•

a representation that the shareholder is a holder of record, and/or a beneficial owner, of voting stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to vote for the person(s) recommended if nominated;

•

a description of all arrangements and understandings between the shareholder and each recommended nominee and any other person(s), naming such person(s), pursuant to which the recommendation was submitted by the shareholder;

•

such other information regarding each recommended nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the Nominating and Corporate Governance Committee, including the principal occupation of each recommended nominee; and

•	the consent of each recommended nominee to serve as a director if so nominated and elected.

The deadline for submitting the letter recommending a prospective director nominee for the 2008 annual meeting of shareholders is November 26, 2007. All late or non-conforming recommendations will be rejected.

In addition, under the Corporation’s bylaws, shareholders are permitted to nominate directors to be elected at a meeting of shareholders by providing notice and the other required information specified in the bylaws. Although shareholders may nominate directors, such nominees will not appear in the Corporation’s proxy statement or in the proxy solicited by the Board of Directors. The Corporation’s amended and restated bylaws are available, at no cost, at the SEC’s website, www.sec.gov, as Exhibit 3.2 to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005 or upon the shareholder’s written request directed to the Corporate Secretary at the address given above. Nominations with respect to the 2008 annual meeting of shareholders must be received by November 26, 2007. All late or non-conforming nominations will be rejected.

Director Qualifications. The Nominating and Corporate Governance Committee has the sole authority to select, or to recommend to the Board of Directors, the Board of Director nominees to be considered for election as a director. Nominees for director must be at least 21 years old. Nominees for director will be selected on the basis of outstanding achievement in their careers; broad experience; education; independence under applicable American Stock Exchange and SEC rules; financial expertise; integrity; financial integrity; ability to make independent, analytical inquiries; understanding of the business environment; and willingness to devote adequate time to Board and committee duties. The proposed nominee should have sufficient time to devote their energy and attention to the diligent performance of the director’s duties, including attendance at Board and committee meetings and review of the Corporation’s financial statements and reports, SEC filings and other materials. Finally, the proposed nominee should be free of conflicts of interest that could prevent such nominee from acting in the best interest of shareholders.

Additional special criteria apply to directors being considered to serve on a particular committee of the Board. For example, members of the Audit Committee must meet additional standards of independence and have the ability to read and understand the Corporation’s financial statements.

Identifying and Evaluating Nominees for Director. The Nominating and Corporate Governance Committee assesses the appropriate size of the Board in accordance with the limits fixed by the Corporation’s charter and bylaws, whether any vacancies on the Board are expected and what incumbent directors will stand for re-election at the next meeting of shareholders. If vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers candidates for director suggested by members of the Nominating and Corporate Governance Committee and other Board members as well as management, shareholders and other parties. The Nominating and Corporate Governance Committee also has the sole authority to retain a search firm to identify and evaluate director candidates. Except for incumbent directors standing for re-election as described below, there are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director, based on whether the nominee is recommended by a shareholder or any other party.

In the case of an incumbent director whose term of office expires, the Nominating and Corporate Governance Committee reviews such director’s service to the Corporation during the past term, including, but not limited to, the number of Board and committee meetings attended, as applicable, quality of participation and whether the candidate continues to meet the general qualifications for a director outlined above, including the director’s independence, as well as any special qualifications required for membership on any committees on which such director serves. When a member of the Nominating and Corporate Governance Committee is an incumbent director eligible to stand for re-election, such director will not participate in that portion of the Nominating and Corporate Governance Committee meeting at which such director’s potential nomination for election as a director is discussed by the Nominating and Corporate Governance Committee.

In the case of a new director candidate, the Nominating and Corporate Governance Committee will evaluate whether the nominee is independent, as independence is defined under applicable American Stock Exchange corporate governance rules, and whether the nominee meets the qualifications for director outlined above as well as any special qualifications applicable to membership on any committee on which the nominee may be appointed to serve if elected. In connection with such evaluation, the Nominating and Corporate Governance Committee determines whether the committee should interview the nominee, and if warranted, one or more members of the Nominating and Corporate Governance Committee interviews the nominee in person or by telephone.

Upon completing the evaluation, and the interview in case of a new candidate, the Nominating and Corporate Governance Committee makes a decision as to whether to nominate the director candidate for election at the shareholders meeting.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS, DIRECTORS AND CERTAIN OFFICERS

The following table sets forth certain information as of March 16, 2007, concerning beneficial ownership of the Common Shares by (i) persons or groups of persons shown by Securities and Exchange Commission records to own beneficially more than 5% of the Common Shares, (ii) directors and nominees, (iii) the executive officers named in the Summary Compensation Table included herein and (iv) all directors and executive officers as a group.

Name	Number of Shares Beneficially Owned(1)	Percent of Class
Amivest Capital Management.(2) 275 Broadhollow Road Melville, NY 11747	448,700	7.9%

Dimensional Fund Advisors LP(3) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	323,823	5.7%

Estate of Siggi B. Wilzig (4) c/o Herrick, Feinstein LLP 2 Penn Plaza Newark, NJ 07105	336,575	5.9%

Mario J. Gabelli (5) GAMCO Asset Management Inc. Gabelli Advisers, Inc. GGCP, Inc. GAMCO Investors, Inc. One Corporate Center Rye, NY 10580	363,600	6.4%

Moreton Bay Capital, LLC (6) Phillip R. Butts 1105 Chapala Street, Suite 6 Santa Barbara, CA 93101	400,000	7.0%

The Trust Company of New Jersey (7) 35 Journal Square Jersey City, NJ 07306	463,700	8.1%

Mark S. Gorder Director, President and Chief Executive Officer(8)	449,516	7.9%

Michael J. McKenna Chairman of the Board of Directors(9)	107,100	1.9%

Nicholas A. Giordano Director(10)	75,200	1.3%

Robert N. Masucci Director(11)	98,200	1.7%

Philip N. Seamon Director	—	—

Steven M. Binnix Vice President and General Manager of RTI Electronics(12)	10,333	*

Name	Number of Shares Beneficially Owned(1)	Percent of Class
Christopher D. Conger Vice President, Engineering (13)	21,533	*

Michael P. Geraci Vice President, Sales(14)	25,333	*

Dennis L. Gonsior Vice President, Global Operations(15)	20,333	*

Scott Longval Chief Financial Officer, Secretary, and Treasurer	750	*

William J. Kullback former Chief Financial Officer	—	—

All Directors and Executive Officers as a Group (11 persons)(16)	808,298	13.4%

____________________________

* Less than 1%.

(1)

Unless otherwise indicated, each person has sole voting and investment power with respect to all such shares. The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the Securities and Exchange Commission. The information does not necessarily indicate beneficial ownership for any other purpose. The same Common Shares may be beneficially owned by more than one person. Beneficial ownership, as set forth in the regulations of the Securities and Exchange Commission, includes securities as to which the person has or shares voting or investment power. Common Shares issuable upon the exercise or conversion of securities currently exercisable or convertible or exercisable or convertible within 60 days of March 17, 2006 are deemed outstanding for computing the share ownership and percentage ownership of the person holding such securities, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership may be disclaimed as to certain of the securities.

(2)	Based upon a Schedule 13G filed with the SEC on January 22, 2007. According to the Schedule 13G, Amivest Capital Management is an investment adviser and has sole power to vote the shares reported.
(3)

Based upon a Schedule 13G/A filed with the SEC on February 9, 2007. According to the Schedule 13G/A, Dimensional Fund Advisors LP (“Dimensional”), is an investment advisor that furnishes investment advice to four investment companies, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Dimensional Funds.” In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the Common Shares that are owned by the Dimensional Funds, and may be deemed to be the beneficial owner of the Common Shares held by the Dimensional Funds. The Schedule 13G/A states that to Dimensional’s knowledge, no one Dimensional Fund beneficially owns five percent or more of the Common Shares. Dimensional disclaims beneficial ownership of all of the Common Shares.

(4)	Based upon a Schedule 13D filed with the SEC on October 2, 2003.
(5)

Based upon a Schedule 13D/A filed with the SEC on April 3, 2006. According to the Schedule 13D/A, GAMCO Asset Management Inc. (“GAMCO”) had sole voting and investment power with respect to 219,600 shares and Gabelli Advisers, Inc. (“Advisers”) had sole voting and investment power with respect to 144,000 shares. The Schedule 13D/A reports that: Mario J. Gabelli is the majority stockholder and Chairman of the Board of Directors and Chief Executive Officer of GGCP, Inc. and Gabelli Asset Management Inc. (“GBL”); GGCP, Inc. is the majority shareholder of GBL; GBL is the sole stockholder of GAMCO and the largest shareholder of Advisers.

(6)

Based upon a Schedule 13G filed with the SEC on February 13, 2007. According to the Schedule 13G, Moreton Bay Capital, Inc. (“Moreton”) is a registered investment adviser. The Schedule 13G reports that: Phillip R. Butts is the majority owner and President of Moreton. Moreton, in its role as investment adviser, and Mr. Butts, as majority owner and President of Moreton, each possess shared investment and voting power over the Common Shares that are owned by Moreton’s investment advisory clients, and may be deemed to be the beneficial owner of the Common Shares held by Moreton. Each of Moreton and Mr. Butts disclaims beneficial ownership of all of the Common Shares.

(7)	Based upon a Schedule 13D/A filed with the SEC on February 9, 2004.
(8)

Includes 101,666 shares which Mr. Gorder has the right to acquire within 60 days of March 16, 2007 through the exercise of stock options. Also includes 5,000 Common Shares owned by his spouse and 10,000 Common Shares owned by his daughters. Mr. Gorder, whose business address is 1260 Red Fox Road, Arden Hills, MN 55112, is also President and Chief Executive Officer of Resistance Technology, Inc., a wholly owned subsidiary of the corporation.

(9)	Includes 57,500 shares which Mr. McKenna has the right to acquire within 60 days of March 16, 2007 through the exercise of stock options.
(10)	Includes 50,000 shares which Mr. Giordano has the right to acquire within 60 days of March 16, 2007 through the exercise of stock options.
(11)	Includes 50,000 shares which Mr. Masucci has the right to acquire within 60 days of March 16, 2007 through the exercise of stock options.
(12)	Includes 10,333 shares which Mr. Binnix has the right to acquire within 60 days of March 16, 2007 through the exercise of stock options.
(13)	Includes 17,333 shares which Mr. Conger has the right to acquire within 60 days of March 16, 2007 through the exercise of stock options.
(14)	Includes 22,333 shares which Mr. Geraci has the right to acquire within 60 days of March 16, 2007 through the exercise of stock options.
(15)	Includes 19,333 shares which Mr. Gonsior has the right to acquire within 60 days of March 16, 2007 through the exercise of stock options.
(16)	Includes 328,498 shares which directors and executive offices have the right to acquire within 60 days of March 16, 2007 through the exercise of stock options.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Background

The Compensation Committee of our Board of Directors administers our compensation program for executive officers. The objectives of our compensation program are to attract and retain talented and dedicated executive officers and to align a significant portion of their compensation with our business objectives and performance.

Elements of Executive Compensation

Our compensation program for executive officers consists of the following elements:

Base Salary. Base salary is designed to reward the performance of our executive officers in their daily fulfillment of their responsibilities to us. The Compensation Committee determines the base salary of each of our executive officers by evaluating their scope of responsibilities and experience, years of service with us, our performance and the performance of each of the executive officers during the past year, the executive’s future potential and competitive salary practices. We believe that our base salaries are competitive with other companies of our size.

Annual Cash Incentive Compensation. The Compensation Committee’s philosophy is that a significant portion of the total potential compensation of our executive officers should depend upon the degree of our financial success in a particular year. The Compensation Committee approved the 2006 Bonus Plan, which is not set forth in a written agreement. The 2006 Bonus Plan was designed to reward the achievement of annual financial goals that are aligned with shareholder interests. Under the 2006 Bonus Plan, each of the executive officers was eligible to receive a cash bonus based on our exceeding certain earnings per share target amounts for the fiscal year 2006, calculated after giving effect to any bonuses accrued under the 2006 Bonus Plan. Depending upon the earnings per share target amount, Mr. Gorder was eligible to receive a bonus up to 100% of his base salary and each of the other executive officers was eligible to receive a bonus up to 50% of their respective base salary. The Committee retained the right to award discretionary bonuses even if the targets were not achieved.

In January 2007, the Compensation Committee adopted the 2007 Bonus Plan. For further information, see “2007 Bonus Plan.”

Long-Term Incentive Compensation in the Form of Stock Awards. In 2006, our Board of Directors and shareholders approved the 2006 Equity Incentive Plan. The 2006 Equity Incentive Plan is designed to:

•	promote the long-term retention of our employees, directors and other persons who are in a position to make significant contributions to our success;
•	further reward these employees, directors and other persons for their contributions to our growth and expansion;
•	provide additional incentive to these employees, directors and other persons to continue to make similar contributions in the future; and

•	further align the interests of these employees, directors and other persons with those of our shareholders.

To achieve these purposes, the 2006 Equity Incentive Plan permits the Compensation Committee to make awards of stock options, stock appreciation rights, restricted stock or unrestricted stock, deferred stock, restricted stock units or performance awards for our Common Shares. For more information concerning the 2006 Equity Incentive Plan, see “2006 Equity Incentive Plan.”

Stock options are granted at the fair market value of our Common Shares on the date of grant. Stock options are granted based on various factors, including the executive’s ability to contribute to our long-term growth and profitability.

Other Benefits. All of our fulltime employees, including our executive officers, are entitled to participate in our health insurance, life insurance and 401(k) plans. We also maintain a disability insurance policy on behalf of certain of the members of our senior management, including Messrs. Gorder, Binnix, Geraci and Gonsior, that is in addition to the disability benefits that we maintain for our salaried employees.

Additional Benefits Payable to the Chief Executive Officer. Historically, Mr. Gorder, our Chief Executive Officer, has received additional benefits under our employment agreement with him. Under this agreement, we maintain disability insurance for Mr. Gorder’s benefit. Additionally, under the employment agreement, we are required to reimburse Mr. Gorder for his country club membership fees. We are also required to provide Mr. Gorder with an automobile for use in connection with the performance of his duties under the employment agreement and reimburse him for all expenses reasonably incurred by him for the maintenance and operation, including fuel, of the automobile. Although Mr. Gorder’s employment agreement expired in April 2007, we continue to provide these benefits to him.

Processes and Procedures for the Determination of Executive Officer and Director Compensation

Scope of Authority of the Compensation Committee. The scope of the Compensation Committee’s authority and responsibilities is set forth in its charter, a copy of which is available on our website at www.intricon.com. The Compensation Committee’s authority includes the authority to:

•

determine the following with respect to our executive officers: (i) the annual base salary level, (ii) the annual incentive opportunity level, (iii) the long-term incentive opportunity level, (iv) employment agreements, severance agreements, change in control agreements/provisions and other compensatory arrangements, in each case as, when and if appropriate, and (v) any special or supplemental benefits, in each case subject to the terms of any existing applicable employment agreement terms; and

•	determine the compensation payable to directors and members of committees of the board, including the Chairman of the Board and the Chairman of each committee.

Delegation of Authority. As provided under the Compensation Committee’s charter, the Compensation Committee may delegate its authority to special subcommittees of the Compensation Committee as the Compensation Committee deems appropriate, consistent with applicable law and American Stock Exchange listing standards. To date, the Compensation Committee has not delegated its responsibilities.

Role of Management in Determining or Recommending Executive Compensation. Traditionally, the Compensation Committee reviews our executive compensation program in December and/or January of each year, although decisions in connection with new hires and promotions are made on an as-needed basis. Mr. Gorder, our President and Chief Executive Officer, makes recommendations concerning the amount of compensation to be awarded to our executive officers, including himself, but does not participate in the Compensation Committee’s deliberations or decisions. The Compensation Committee reviews the recommendations together with a “tally sheet” showing all items of executive compensation. After a presentation by Mr. Gorder, the Committee meets in executive session to discuss and consider the recommendations and makes a final determination.

Role of Compensation Consultants in Determining or Recommending Executive Compensation. Under its charter, the Compensation Committee has authority to retain, at the Corporation’s expense, such counsel, consultants, experts and other professionals as it deems necessary. To date, the Compensation Committee has not relied on consultants. Instead, from time to time, we conduct an informal survey of area companies and review the compensation practices of the surveyed companies. The Compensation Committee is considering the use of a consultant in the future.

Determination of Executive Compensation

Base Salary. Typically, the Compensation Committee reviews and adjusts base salaries on an annual basis. In December 2005, the Compensation Committee increased the 2006 base salary of Mr. Gorder, our President and Chief Executive Officer, by approximately 9.1% and increased the 2006 base salary of our other executive officers from approximately 5.7% to 16.1%. In December 2006, the Compensation Committee increased the 2007 base salary of each of our executive officers by 4% effective as of January 1, 2007, to reflect a cost of living adjustment. Additionally, the Compensation Committee may increase base salary as a result of promotions. In connection with his promotion to Chief Financial Officer in July 2006, Mr. Longval received an increase of $34,000 in his base salary. The following table shows the base salaries of our current executive officers as in effect at the end of each of 2005, 2006 and 2007.

Name and Principal Position	2005 Annual Base Salary	2006 Annual Base Salary	2007 Annual Base Salary
Mark S. Gorder, President and Chief Executive Officer	$275,000	$300,000	$312,000

Scott Longval, Chief Financial Officer and Treasurer	$91,000	$125,000	$130,000

Steven M. Binnix, Vice President and General Manager of RTI Electronics	$145,000	$150,000	$156,000

Christopher D. Conger, Vice President, Research and Development	$130,000	$140,000	$145,600

Michael P. Geraci, Vice President, Sales and Marketing	$135,000	$150,000	$156,000

Dennis L. Gonsior, Vice President, Global Operations	$112,000	$140,000	$145,600

Annual Cash Incentive Compensation. In December 2006, the Compensation Committee determined that no bonuses were payable under the 2006 Bonus Plan because the minimum target had not been met; however, the Committee determined to award discretionary bonuses of $20,000 to Mr. Gorder,

$7,500 to each of Messrs. Binnix, Conger, Geraci and Gonsior and $5,000 to Mr. Longval, for their efforts in 2006.

Long-Term Incentive Compensation in the Form of Stock Awards. The Compensation Committee generally makes awards on an annual basis but also makes awards in connection with new hires and promotions.

In connection with his promotion to Chief Financial Officer in July 2006, Mr. Longval received an option under the Corporation’s 2006 Equity Incentive Plan to purchase 25,000 Common Shares at an exercise price of $5.30 per share.

In December, 2006, the Compensation Committee awarded stock options to the Corporation’s executive officers and other key employees under the 2006 Equity Incentive Plan to purchase Common Shares at an exercise price of $5.35 per share.

Generally, the options will become exercisable in three equal, annual installments beginning one year from the date of grant or earlier upon the death, disability or retirement of the recipient or our change of control (as defined in the 2006 Equity Incentive Plan).

For information concerning stock options granted to our executive officers for 2006, see “Grants of Plan Based Awards in 2006.”

Employment Agreements and Change in Control Arrangements

We had an employment agreement with Mr. Gorder which expired in April 2006. We also have a change in control agreement with Mr. Gorder that is currently in effect. Mr. Gorder’s change in control agreement is described in greater detail in “Potential Payments Upon Termination of Employment or Change in Control.”

We intend to enter into employment agreements with Mr. Gorder and our other executive officers. The employment agreement with Mr. Gorder will be based on his prior employment agreement and will incorporate the provisions of the change in control agreement, and the existing change of control agreement will be terminated. The employment agreements with the other executive officers also contain a similar change in control provision.

We expect that the employment agreements will contain the following material terms:

•	a term of one year expiring on April 30, 2008, subject to automatic renewal for additional one year terms unless either party gives notice of non-renewal;
•	a base salary as determined by the Board or the Compensation Committee, but in no event less than their base salaries for 2007;
•	the right to performance bonuses based on such percentage of base salary as determined by the Board or Compensation Committee;
•

participation in our employee benefit plans and programs, including medical benefit programs, stock options and equity awards under plans in effect from time to time or any additional plans or programs as we may provide for our executive officers;

•	in the event of the termination of the executive’s employment without cause, the continuation of the executive’s base salary for a severance period equal to 30 days for each year of continuous full-time employment, but in no event less than 90 days or more than 365 days;

•

in the event that there is (i) a change in control of us or the sale of our assets accounting for 90% of more of our sales and (ii) the executive’s employment is involuntarily terminated within one year afterwards, payment of his base salary for one year (two years for Mr. Gorder) in a lump sum; and

•

the immediate vesting of all stock options and equity awards held by the executive in the event of a change in control or asset sale or in the event that the executive’s employment is terminated (i) by us for any reason other than cause or (ii) by the executive under circumstances that constitute an involuntary termination.

In addition, our employment agreement with Mr. Gorder will provide that we will:

•	maintain a disability policy for his benefit;
•	reimburse him for his country club membership fees; and
•

provide him with an automobile for use in connection with the performance of his duties under the employment agreement and reimburse him for all expenses reasonably incurred by him for its maintenance and operation, including fuel.

We believe that employment agreements and change in control protections are important to attract and retain talented executive officers and to protect our executive officers from a termination or significant change in responsibilities arising after a change in control of the company.

The change in control provisions that we use contain a “double trigger” requirement, meaning that for an executive to receive a payment under the change of control provision, there must be both a change of control, as defined in the applicable agreement, and an involuntary termination of the executive’s employment. The double trigger requirement was chosen to prevent us from having to pay substantial payments in connection with a change in control where an executive had not suffered any adverse employment consequences. However, all stock options will vest and become immediately exercisable upon a change of control, regardless of whether the executive is involuntarily terminated.

Accounting and Tax Considerations

Under our prior stock options plans, the Compensation Committee was limited to issuing stock options. The Compensation Committee is evaluating making awards using the other types of awards permitted under the 2006 Equity Incentive Plan in light of Statement of Financial Accounting Standards No. 123, Share-Based Payment (revised 2004), commonly referred to as FAS 123(R). This accounting standard, which we adopted as of January 1, 2006, requires us to record as compensation expense the grant date fair value of a stock option over the life of the option. Prior to the adoption of FAS 123(R), no compensation expense was required to be recorded in connection with stock options granted at fair market value. The Compensation Committee intends to consider the compensation expense of option and other equity grants when making future awards; however, given that, traditionally, the Compensation Committee has not made large grants of option awards to our executive officers and employees, we do not expect that the compensation expense associated with option grants will have a material effect on our reported earnings.

Generally, Section 162(m) of the Internal Revenue Code of 1986, and the IRS regulations adopted under that section, which are referred to collectively as Section 162(m), deny a deduction to any publicly held corporation, such as IntriCon, for certain compensation exceeding $1,000,000 paid during each calendar year to each of the chief executive officer and the four other highest paid executive officers, excluding, among other things, certain qualified performance-based compensation. Our policy is to maximize the tax deductibility of compensation paid to our most highly compensated executives under Section 162(m). For example, our 2006 Equity Incentive Plan is intended to satisfy certain of the requirements for an exemption for “qualified performance-based compensation” under Section 162(m). We do not believe that Section 162(m) will have a material adverse effect on us in 2007.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section appearing above with our management. Based on this review and these discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our annual report on Form 10-K for the fiscal year ended December 31, 2006 and in this proxy statement.

The Compensation Committee

Michael J. McKenna (Chairman)

Robert M. Masucci

Philip N. Seamon

The information contained in this Compensation Committee Report is not “soliciting material” and has not been “filed” with the Securities and Exchange Commission. This Compensation Committee Report will not be incorporated by reference into any of our future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Summary Compensation Table

The following table summarizes compensation earned during 2006 by our chief executive officer, chief financial officer, each of our executive officers, and our former chief financial officer who served during a portion of 2006. We refer to these individuals throughout this proxy statement as the “Named Officers.”

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards (2) ($)	Option Awards (3) ($)	All Other Compensation (4) ($)	Total ($)
Mark S. Gorder, President and Chief Executive Officer (principal executive officer)	2006	299,052	20,000	—	21,780	30,456	371,288

Scott Longval, Chief Financial Officer and Treasurer (principal financial officer)	2006	106,573	5,000	—	10,468	157	122,198

Steven M. Binnix, Vice President and General Manager of RTI Electronics	2006	150,000	7,500	—	14,431	7,759	179,690

Christopher D. Conger, Vice President, Research and Development	2006	139,625	7,500	—	20,434	4,992	172,551

Michael P. Geraci, Vice President, Sales and Marketing	2006	149,427	7,500	—	10,708	7,661	175,296

Dennis L. Gonsior, Vice President, Global Operations	2006	138,939	7,500	—	10,708	6,661	163,808

William J. Kullback, former Chief Financial Officer and Treasurer (former principal financial officer)(5)	2006	84,473	—	—	9,741	4,595	98,809

____________________________

(1)	Amounts represent discretionary bonuses paid under the 2006 Bonus Plan. We did not pay any non-equity incentive plan compensation in 2006.
(2)	We have not granted any stock awards.
(3)

The amounts included in the “Option Awards” column represent the compensation cost we recognized in 2006 related to option awards granted in 2006 and prior years, in accordance with Statement of Financial Accounting Standards No. 123(R). For a discussion of valuation assumptions, see Note 13 to our consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2006. However, as required by SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. See “Grants of Plan Based Awards in 2006” for more information regarding the option awards we granted in 2006.

(4)

Consists of our contributions to each eligible executive’s account under our 401(k) plan and payment of premiums for group term life insurance maintained for such executives and disability policies maintained for certain executives. In the case of Mr. Gorder, such amount also includes payment of his country club membership dues and payment for his automobile lease and related expenses. As permitted by SEC regulations, does not include the amount of any perquisites where the total amount paid to the executive does not exceed $10,000.

(5)	Mr. Kullback resigned in May 2006.

Grants Of Plan-Based Awards In 2006

The following table summarizes option awards that we made in 2006 to our Named Officers. We did not make any grants of equity incentive plan awards or stock awards in 2006. We also did not make any grants of non-equity incentive plan awards in 2006. Awards under the 2006 Bonus Plan were made in December 2006 and awards under the 2007 Bonus Plan were made in January 2007. For information concerning awards made under the 2007 Bonus Plan, see “2007 Bonus Plan.”

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options(1) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2)
Mark S. Gorder, President and Chief Executive Officer (principal executive officer)	12/11/06	15,000	5.35	37,184

Scott Longval, Chief Financial Officer and Treasurer (principal financial officer)	07/18/06 12/11/06	25,000 5,000	5.30 5.35	67,838 12,395

Steven M. Binnix, Vice President and General Manager of RTI Electronics	04/26/06 12/11/06	10,000 10,000	6.75 5.35	34,483 24,789

Christopher D. Conger, Vice President, Research and Development	04/26/06 12/11/06	17,500 10,000	6.75 5.35	60,345 24,789

Michael P. Geraci, Vice President, Sales and Marketing	12/01/06	10,000	5.35	24,789

Dennis L. Gonsior, Vice President, Global Operations	12/11/06	10,000	5.35	24,789

William J. Kullback, former Chief Financial Officer and Treasurer (former principal financial officer)(3)	—	—	—	—

____________________________

(1)

The options will become exercisable in three equal, annual installments beginning one year from the date of grant or earlier upon the death, disability or retirement of the recipient or a change of control of the Corporation (as provided in the 2006 Equity Incentive Plan).

(2)

We did not grant any stock awards in 2006. The amounts included in this column represent the total grant date fair value of option awards granted in 2006 in accordance with Statement of Financial Accounting Standards No. 123(R). However, as required by SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of valuation assumptions, see Note 13 to our consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2006.

(3)	Mr. Kullback resigned in May 2006.

2007 Bonus Plan

In January 2007, the Compensation Committee adopted the 2007 Bonus Plan, which is not set forth in a written agreement. Under this plan, each of the executive officers will be eligible to receive a cash bonus based on our exceeding certain earnings per share target amounts for fiscal year 2007, calculated after giving effect to any bonuses accrued under the 2007 Bonus Plan. The following table shows the formula for the bonuses payable under the 2007 Plan:

If earnings per share for 2007 are:	Chief Executive Officer’s bonus as a percentage of 2007 base salary:	Other Executive Officer’s bonus as a percentage of 2007 base salary
100% of target	20%	10%
150% of target	50%	25%
187.5% of target	100%	50%
250% of target	150%	75%

Earnings per share amounts will be based on the Corporation’s reported earnings per share and, accordingly, will be net of any bonuses payable. In the event that the Corporation’s earnings per share amounts are between the thresholds indicated, the bonus percentage would be calculated based on a mathematical interpolation.

The following table shows the potential amounts payable to the current Named Officers under the 2007 Bonus Plan assuming that various levels of target earnings per share are achieved:

Name	Potential bonus payable under the 2007 Bonus Plan at the following levels of target earnings per share:
	100%	150%	187.5%	250%
Mark S. Gorder	$64,200	$156,000	$312,000	$468,000
Scott Longval	13,000	32,500	65,000	97,500
Steven M. Binnix	15,600	39,000	78,000	117,000
Christopher D. Conger	14,560	36,400	72,800	109,200
Michael P. Geraci	15,600	39,000	78,000	117,000
Dennis L. Gonsior	14,560	36,400	72,800	109,200

Equity Plans

The following descriptions summarize our equity plans pursuant to which eligible employees, including the Named Officers, and directors receive equity based awards. Our 2006 Equity Incentive Plan, which was adopted by our shareholders at the 2006 annual meeting of shareholders, replaced our 2001 Stock Option Plan (described below) and the Amended and Restated Non-Employee Director Stock Option Plan, referred to collectively as the “Old Plans.” No additional grants may be made under the Old Plans. Outstanding grants under the Old Plans continue to be governed by their terms and the terms of the Old Plans.

2006 Equity Incentive Plan

At the 2006 annual meeting of shareholders of the Corporation, shareholders approved the 2006 Equity Incentive Plan.

The 2006 Equity Incentive Plan permits grants of incentive stock options, options not intended to qualify as incentive stock options, stock appreciation rights, restricted and unrestricted stock awards, restricted stock units, deferred stock units, performance awards, supplemental cash awards and combinations of the foregoing.

The 2006 Equity Incentive Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee determines the type of awards to be granted under the 2006 Equity Incentive Plan; selects award recipients and determines the extent of their participation; determines the method or formula for establishing the fair market value of the Common Shares for various purposes under the 2006 Equity Incentive Plan; and establishes all other terms, conditions, restrictions and limitations applicable to awards and the Common Shares issued pursuant to awards, including, but not limited to, those relating to a participant’s retirement, death, disability, leave of absence or termination of employment. The Compensation Committee may accelerate or defer the vesting or payment of awards, cancel or modify outstanding awards, waive any conditions or restrictions imposed with respect to awards or the Common Shares issued pursuant to awards and make any and all other interpretations and determinations which it deems necessary with respect to the administration of the 2006 Equity Incentive Plan, other than a reduction of the exercise price of an option after the grant date and subject to the provisions of Section 162(m) of the Internal Revenue Code with respect to “covered employees,” as defined in Section 162(m) of the Internal Revenue Code, except that the Committee may not, without the consent of the holder of an award or unless specifically authorized by the terms of the plan or an award, take any action with respect to such award if such action would adversely affect the rights of such holder.

The maximum total number of shares for which awards may be granted under the 2006 Equity Incentive Plan is 698,500 Common Shares, subject to appropriate adjustment in a manner determined by the Board of Directors to reflect changes in the Corporation’s capitalization; however, that such authorized share reserve will be increased from time to time by a number of shares equal to the number of Common Shares that are issuable pursuant to option grants outstanding under the Old Plans as of April 26, 2006 that, but for the termination and/or suspension of the Old Plans, would otherwise have reverted to the share reserve of the Old Plans pursuant to the terms thereof as a result of the expiration, termination, cancellation or forfeiture of such options.

As of March 16, 2007:

•	options to purchase 160,000 Common Shares were outstanding under the 2006 Equity Incentive Plan;
•	the total number of shares available for new awards under the 2006 Equity Incentive Plan was 588,500 Common Shares; and
•	options to purchase 439,833 Common Shares were outstanding under the Old Plans.

2001 Stock Option Plan

The 2001 Stock Option Plan provided for the grant of incentive stock options (as defined in Section 422 of the Code) and non-qualified stock options for officers and other key employees of the Corporation.

The Compensation Committee administers the 2001 Stock Option Plan. Stock options are generally subject to vesting, which means the optionee earns the right to exercise an increasing number of the shares underlying the option over a specific period of time only if he or she continues to provide services to the Corporation over that period. Non-qualified stock options granted under the 2001 Stock

25

Option Plan must have a per share exercise price of at least the fair market value of the Common Shares on the date of grant. Incentive stock options granted under the 2001 Stock Option Plan must have a per share exercise price of at least 100% of the fair market value of the Common Shares on the date of grant, and not less than 110% of the fair market value in the case of incentive stock options granted to an employee who holds more than 10% of the total voting power of all classes of the Corporation’s stock or any parent or subsidiary’s stock. Payment of the exercise price or purchase price with respect to any award may be made in cash or other consideration as determined by the Compensation Committee. The term of an option cannot be longer than 10 years from the date of grant or five years from the date of grant of an incentive stock option in the case of a greater than 10% shareholder.

Outstanding Equity Awards At Fiscal Year-End

The following table summarizes stock option awards held by our Named Officers at the end of 2006.

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(1) (#)	Option Exercise Price ($)	Option Expiration Date
Mark S. Gorder, President and Chief Executive Officer (principal executive officer)	10,000 50,000 25,000 16,666	33,334(2) 15,000(3)		9.4375 3.125 3.70 2.45 5.35	4/21/2008 12/19/2010 5/11/2011 7/27/2015 12/11/2016

Scott Longval, Chief Financial Officer and Treasurer (principal financial officer)		25,000(4) 5,000(3)		5.30 5.35	7/18/2016 12/11/2016

Steven M. Binnix, Vice President and General Manager of RTI Electronics	7,000	10,000(2) 10,000(5) 10,000(3)		9.4375 2.45 6.75 5.35	4/21/2008 7/27/2015 4/26/2016 12/11/2016

Christopher D. Conger, Vice President, Research and Development	4,000 5,000 2,500	2,500(6) 5,000(2) 17,500(5) 10,000(3)		3.125 2.35 2.45 6.75 5.35	12/19/2010 12/14/2014 7/27/2015 4/26/2016 12/11/2016

Michael P. Geraci, Vice President, Sales and Marketing	7,000 7,000 8,333	16,667(2) 10,000(3)		9.4375 3.125 2.45 5.35	4/21/2008 12/19/2010 7/27/2015 12/11/2016

Dennis L. Gonsior, Vice President, Global Operations	6,000 5,000 8,333	16,667(2) 10,000(3)		9.4375 3.125 2.45 5.35	4/21/2008 12/19/2010 7/27/2015 12/11/2016
William J. Kullback, former Chief Financial Officer and Treasurer (principal financial officer)(10)	—	—	—	—	—

____________________________

(1)	We had no equity incentive option awards outstanding at the end of 2006.
(2)	This portion of the option vests in two equal installments on each of July 27, 2007 and July 27, 2008.
(3)	This option vests in three equal installments on each of December 11, 2007, December 11, 2008 and December 11, 2009.
(4)	This option vests in three equal installments on each of July 18, 2007, July 18, 2008 and July 18, 2009.
(5)	This option vests in three equal installments on each of April 26, 2007, April 26, 2008 and April 26, 2009.
(6)	This portion of the option vests on December 14, 2007.
(7)	Mr. Kullback resigned in May 2006.

Option Exercises and Stock Vested During 2006

The following table sets forth information reading the exercise of options by our Named Officers during 2006. There were no stock awards outstanding during 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting $)
Mark S. Gorder, President and Chief Executive Officer (principal executive officer)	—	—	—	—
Scott Longval, Chief Financial Officer and Treasurer (principal financial officer)	—	—	—	—
Steven M. Binnix, Vice President and General Manager of RTI Electronics	6,000	16,775	—	—
Christopher D. Conger, Vice President, Research and Development	—	—	—	—
Michael P. Geraci, Vice President, Sales and Marketing	—	—	—	—
Dennis L. Gonsior, Vice President, Global Operations	—	—	—	—
William J. Kullback, former Chief Financial Officer and Treasurer (former principal financial officer)(2)	—	—	—	—

____________________________

(1)	Represents the excess of the closing price per share of our Common Shares on the date of exercise over the exercise price of the option, multiplied by the number of shares represented by the option.
(2)	Mr. Kullback resigned in May 2006.

Potential Payments Upon Termination of Employment or Change in Control

Change of Control Agreement with Mr. Gorder. We have a change in control agreement with Mr. Gorder. If there is a “change of control” or “asset sale,” as defined in the agreement, and Mr. Gorder’s employment is involuntarily terminated within one year after the change of control or asset sale, we are required to pay Mr. Gorder two years base salary and any bonus then due him. Additionally, all stock options granted to Mr. Gorder would vest immediately and be exercisable in accordance with the terms of the stock options regardless of whether his employment was involuntarily terminated.

“Change of control” is defined as the acquisition by any person or group of beneficial ownership of 50% or more of the combined voting power of our stock.

“Asset sale” is defined as the sale of our assets (including the stock of our subsidiaries) to which are attributable 90% or more of our consolidated sales volume.

“Involuntary termination” is defined as:

•

any termination of employment of by Mr. Gorder following (i) any reduction without his consent within the year following a change of control or asset sale in the amount of annual base compensation or in the employee benefits (but not in the amount of bonuses) inuring to Mr. Gorder, as compared to the level of base compensation or benefits inuring to Mr. Gorder immediately prior to the preceding change of control or asset sale, (ii) the imposition on Mr. Gorder of a requirement that he change the location of his principal employment to a location more than 20 miles from the location immediately prior to the change of control or asset sale in order to maintain his employment or to maintain his compensation at its level immediately prior to the preceding change of control or asset sale if such change of location would impose a substantial burden on the Mr. Gorder in commuting from his then residence to the new place of employment or (iii) the assignment to the Mr. Gorder of duties that do not constitute managerial duties or duties for which his training and experience do not qualify him; or

•	any termination of the employment of Mr. Gorder by us other than for cause, death or disability.

The following table shows the estimated maximum amount of payments and benefits that would be provided by us (or our successor) to Mr. Gorder under his change of control agreement assuming that a change of control or asset sale and his involuntary termination had both occurred as of December 31, 2006:

Nature Of Payment	Estimated Amount of Payment
Lump-sum cash payment of two years base salary	600,000
Bonus for 2006	20,000
Vesting in full of unvested stock option awards	84,002	(1)
_________________________________
(1)

Calculated based on the difference between the closing price of our Common Shares on December 31, 2006 of $4.97 per share and the exercise price of unvested stock options as of such date, multiplied by the number of unvested options.

Disability Benefits for Certain Named Officers. We provide all of our full-time salaried employees with short-term disability benefits for six months. We also maintain a disability insurance policy on behalf of certain members of our senior management, including Messrs. Gorder, Binnix, Geraci and Gonsior, that is in addition to the disability benefits that we maintain for our salaried employees. In the event that any of these executives became disabled, as provided in their respective policies, was unable to return to the performance of their duties after six months and was terminated as an employee effective as of December 31, 2006, they would be paid monthly benefits until age 65 as follows: Mr. Gorder - $8,370 per month; Mr. Binnix - $4,480 per month; Mr. Geraci - $6,450 per month; and Mr. Gonsior - $5,860 per month. We also maintained such a policy for Mr. Kullback until the termination of his employment in May 2006.

Equity Plans. Our Named Officers hold unvested stock options under our 2001 Stock Option Plan and our 2006 Equity Incentive Plan. Under the 2001 Stock Option Plan, upon the death, disability, retirement or change of control of us, the holder of an option generally can exercise only options that have vested as of the date of such event. In addition, that plan gives the Compensation Committee the authority to accelerate the vesting of any unvested options.

Under our 2006 Equity Incentive Plan, all unvested options will automatically accelerate and become vested upon the death, disability, retirement of the holder or upon a change of control of us, as defined in that Plan.

Under both the 2001 Stock Option Plan and 2006 Equity Incentive Plan, options held by an employee whose employment is terminated for cause, as defined in those plans, will terminate immediately. In addition, under both such plans, the voluntary resignation of employment by an employee will not result in the acceleration of unvested options.

The following table sets forth the intrinsic value of the unvested stock options held by each of our Named Officers as of December 31, 2006 that would become vested upon termination of employment of the executive due to death, disability or retirement of the Named Officer or upon the occurrence of a change in control, assuming that any of such events had occurred as of December 31, 2006, and further assuming, with respect to options held under the 2001 Stock Option Plan, that the Compensation Committee accelerated the vesting of unvested options upon the occurrence of any such event.

Name and Principal Position	Intrinsic Value of Unvested Options That Would Become Exercisable($)(1)
Mark S. Gorder, President and Chief Executive Officer (principal executive officer)	84,002
Scott Longval, Chief Financial Officer and Treasurer (principal financial officer)	—
Steven M. Binnix, Vice President and General Manager of RTI Electronics	25,200
Christopher D. Conger, Vice President, Research and Development	19,150
Michael P. Geraci, Vice President, Sales and Marketing	42,001
Dennis L. Gonsior, Vice President, Global Operations	42,001
William J. Kullback, former Chief Financial Officer and Treasurer (former principal financial officer)(2)	—

____________________________

(1)

Calculated based on the difference between the closing price of our Common Shares on December 31, 2006 of $4.97 and the exercise price of unvested stock options as of such date, multiplied by the number of unvested options.

(2)	Mr. Kullback resigned in May 2006 and all of his options subsequently expired.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during 2006 were: Messrs. McKenna (Chairman), Seamon, and Masucci. Additionally, Mr. Giordano served on the Compensation Committee until September 2006. No person who served as a member of the Compensation Committee during 2006 was a current or former officer or employee of the Corporation or any subsidiary or engaged in certain transactions with Corporation or any subsidiary required to be disclosed by regulations of the SEC except as described below with respect to Mr. McKenna. Additionally, there were no compensation committee “interlocks” during 2006, which generally means that no executive officer of the Corporation served as a director or member of the compensation committee of another entity, which had an executive officer serving as a director or member of the Compensation Committee of the Corporation.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Mr. Gorder, our president, chief executive officer and a director, is a general partner (with a one-third interest) of Arden Partners I, L.L.P., a Minnesota limited liability partnership, referred to as Arden, that owns and leases to our subsidiary, Resistance Technology, Inc., referred to as RTI, property under a lease entered into November 31, 1991, and amended and restated on November 1, 1996. The leased property is one of RTI’s two manufacturing facilities. In 2002, the lease was renewed with a term of October 31, 2011. Under the lease, RTI pays Arden a base monthly rent of approximately $30,667. In 2006, we paid Arden approximately $481,000 for rent, taxes and other charges. Mr. Gorder’s interest in such payment was approximately $160,000.

We use the law firm of Blank Rome LLP for legal services. A partner of that firm, David A. Dorey,  is the son-in-law of the Chairman of our Board of Directors, Mr. McKenna; however, the legal services are provided by other attorneys at that firm and not by Mr. Dorey. In 2006, we paid that firm approximately $282,000 for legal services and costs. The interest of Mr. Dorey in such amount is not determinable.

In March 2007, the Board of Directors adopted written policies and procedures regarding approval of transactions between the Corporation and any employee, officer, director and certain of their family members and other related persons required to be reported under Item 404 of SEC Regulation S-K. Under these policies, a majority of the disinterested members of the Audit Committee must approve any transaction between the Corporation and any related party that involve more than $25,000. If a majority of the members of the Audit Committee are interested in the proposed transaction, then the transaction must be approved by a majority of the disinterested members of the Board (excluding directors who are employees of the Company). The Chair of the Audit Committee has the delegated authority to pre-approve or ratify (as applicable) any related party transaction in which the aggregate amount involved is expected to be less than $120,000. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable to the Corporation than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

PROPOSAL 2

APPROVAL OF THE INTRICON CORPORATION

2007 EMPLOYEE STOCK PURCHASE PLAN

In March 2007, the Board of Directors, upon recommendation from the Compensation Committee, approved the IntriCon Corporation 2007 Employee Stock Purchase Plan (the “Purchase Plan”), subject to shareholder approval. It is the Corporation’s intention to have the Purchase Plan qualify as an employee stock purchase plan under Section 423(a) of the Internal Revenue Code. The Corporation is submitting the Purchase Plan to shareholders for approval in accordance with the requirements of Section 423(a) of the Internal Revenue Code. The Board believes that adoption of the Purchase Plan is in the best interests of the Corporation. Participation in the Purchase Plan provides our employees with an attractive opportunity to purchase our Common Shares. The Board believes that participating employees will, as shareholders, be more likely to think and act like owners. In addition, in order to attract and retain quality employees, we must provide a competitive benefits package. The Purchase Plan is an attractive addition to our existing employee benefits. The Purchase Plan provides eligible employees the opportunity to purchase our Common Shares at a discount of up to 10% through payroll deductions. We designed the Purchase Plan so that participating employees and the Corporation receive favorable tax treatment, as described below. The Compensation Committee will administer the Purchase Plan.

The following summarizes the material terms and conditions of the Purchase Plan. Appendix A to this Proxy Statement contains the full text of the Purchase Plan. Shareholders should refer to that appendix for complete and detailed information regarding the Purchase Plan.

Shares Subject to the Purchase Plan

A maximum of 100,000 shares, which would represent approximately 1.8% of our total Common Shares currently outstanding, may be sold under the Purchase Plan. The Committee may adjust this number in the event of a capital adjustment affecting our Common Shares. The last reported sales price of our Common Shares on the American Stock Exchange on March 16, 2007 was $5.99 per share.

Shares for the Purchase Plan may be shares acquired in the open market (on an exchange or in negotiated transactions), previously acquired treasury shares, authorized and unissued shares or any combination thereof.

Eligible Employees

All employees of our company and each of our domestic subsidiaries are eligible to participate in the Purchase Plan once they have been employed by us for twelve months. However, the following persons will not be eligible:

•	Part-time employees (those whose customary employment is for 20 hours or less a week or not more than five months a year); and
•

Any employee who owns, or would own upon exercising any rights under the Purchase Plan and any other option, shares representing 5% or more of the total combined voting power or value of our Common Shares or the stock of any of our subsidiaries.

An individual must be employed by us on the first day of a subscription period (as described below) in order to participate in the Purchase Plan for that subscription period. We estimate that approximately 281 employees will be eligible to participate in the Purchase Plan at its anticipated effective date of July 1, 2007.

Subscription Periods and Participation Election

The subscription periods under the Purchase Plan will be the three-month period beginning on the first day of each January, April, July and October and the first subscription period is anticipated to begin on July 1, 2007. Prior to the beginning of each subscription period, eligible employees may elect to have up to 20% of their cash compensation (excluding bonuses and employee benefit amounts) deducted and paid into the Purchase Plan throughout the subscription period, subject to the annual limitation described below. After the beginning of a subscription period, an employee may not change the rate of his or her payroll deductions for that subscription period, except to reduce the amount of the payroll deduction to zero by terminating his or her participation in the Purchase Plan (see “Termination of Participation” below).

Method of Purchase; Purchase Price

On the last day of each subscription period, the amount deducted from an employee’s pay will automatically be applied toward the purchase of our Common Shares at a purchase price equal to 90% of the fair market value of a Common Share on that day. The Compensation Committee has the authority to reduce or eliminate the discount prior to the beginning of a subscription period. Only whole shares will purchased for a participating employee. Any amounts remaining after the maximum number of whole shares has been purchased will be held for use in the next subscription period. Dividends, if any, earned on any shares held in a participant’s account are reinvested in shares of our Common Shares and credited to the participant’s account.

Maximum Purchase Levels

Under the Purchase Plan, no employee may purchase more than $25,000 worth of stock in any calendar year (based on the fair market value of our Common Shares on the first day of the applicable subscription periods), even if that amount is within the 20% deduction limit mentioned above. In addition, no employee may purchase more than 1,250 shares of stock during any subscription period, subject to adjustment in the event of any capital adjustment affecting our Common Shares.

Termination of Participation

An employee may voluntarily terminate his or her participation in the Purchase Plan by notifying us in writing at least 15 business days (or such other period designated by the Committee) before the last day of any subscription period.

If an employee voluntarily terminates his or her participation in the Purchase Plan, we will

•	not make further payroll deductions from that employee’s compensation;
•

use the cash balance of that employee’s Purchase Plan account to buy our Common Shares at the end of the subscription period and pay the employee the cash balance of his or her Purchase Plan account without interest; and

•	continue to hold on behalf of that employee any shares previously purchased in his or her Purchase Plan account or transfer those shares pursuant to the employee’s instructions.

An employee’s participation in the Purchase Plan will automatically terminate when his or her employment with us ends or when he or she ceases to be an eligible employee. In either such event, we will

•	not make further payroll deductions from the employee’s compensation;
•	pay the employee the cash balance of his or her Purchase Plan account without interest; and
•

credit, to a book entry account in the participant’s name, the number of full Common Shares purchased under the Purchase Plan and held for his or her benefit, or if the employee so elects, credit those shares to

•	a brokerage account designated by the participant, or
•	an account with the same entity that acts as our designated agent under the Purchase Plan.

Amendment and Termination

The Committee may amend or terminate the Purchase Plan at any time, except that no amendment may adversely affect the right of any participant with respect to shares purchased prior to the date the amendment was adopted, and no amendment may be made without stockholder approval to the extent that approval is required to maintain compliance with section 423 of the Internal Revenue Code.

New Plan Benefits

Participation in the Purchase Plan is voluntary and dependent upon each eligible employee’s election to participate, and the benefit of participating will depend on the fair market value of our Common Shares. Accordingly, future benefits that would be received by our executive officers and eligible employees under the proposed Purchase Plan are not determinable at this time. If our shareholders do not approve the Purchase Plan, it will immediately terminate.

Federal Income Tax Consequences

The following is a brief description of the U.S. federal income tax treatment that will generally apply with respect to purchases under the Purchase Plan by participants who are subject to U.S. income tax. This discussion is based on U.S. federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. federal income tax aspects of the Purchase Plan. Participants may also be subject to foreign, state and/or local taxes in connection with purchases under the Purchase Plan, which could differ significantly from U.S. federal tax consequences. We suggest that participants consult with their individual tax advisors to determine the applicability of the tax aspects of purchases to their personal circumstances.

The Purchase Plan is intended to qualify under section 423 of the Internal Revenue Code. Under this section, a participant will not be required to recognize taxable income at the time shares are purchased under the Purchase Plan. The participant may, however, become liable for tax upon the disposition of the shares of our Common Shares acquired, as described below.

In the event that shares acquired pursuant to the Purchase Plan are not sold or disposed of (including by way of gift) prior to two years after the first day of the subscription period in which they are purchased or one year after the last day of the subscription period, the lesser of (a) the excess of the fair market value of the shares on the date of disposition over the purchase price, or (b) the excess of the fair market value of the shares on the first day of the subscription period over an amount equal to what the purchase price would have been if it had been computed as of that date, will be treated as ordinary income to the participant. Any further gain on disposition will be treated as long-term capital gain and any loss will be treated as a capital loss. The Corporation is not entitled to any tax deduction under this scenario.

In the event a participant sells or disposes of shares acquired pursuant to the Purchase Plan before the expiration of the holding periods described above, the excess of the fair market value of the shares on the last day of the subscription period, or in the event of an employee’s death whenever occurring, over the purchase price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be treated as a capital gain and will be treated as a long-term capital gain if the shares have been held for more than one year. If the shares are sold for less than their fair market value on the last day of the subscription period, the participant may recognize a capital loss equal to the difference between the sales price and the value of the shares on the last day of the subscription period. The Corporation is entitled to a deduction for its taxable year in which such sale or disposition occurs equal to the amount of income includible in the participant’s gross income as ordinary income under this scenario.

Accounting Treatment

Under FAS123(R), we will be required to record as a compensation expense the discount that we provide to our employees from the fair market value of our Common Shares on the last day of the subscription period. We do not expect that the amount of this compensation expense will have a material effect on our reported earnings.

Equity Compensation Plans

The following table details information regarding the Corporation’s existing equity compensation plans as of December 31, 2006:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	566,900	$4.82	588,500
Equity compensation plans not approved by security holders (1)	230,833	$3.75	—
Total	797,733	$4.51	588,500

____________________________

(1)

Represents shares issuable under the Non-Employee Directors Stock Option Plan, pursuant to which directors who are not employees of the Corporation or any of its subsidiaries were eligible to receive options. The exercise price of the option was the fair market value of the stock on the date of grant. Options become exercisable in equal one-third annual installments beginning one year from the date of grant, except that the vesting schedule for discretionary grants is determined by the Compensation Committee. Upon approval of the 2006 Equity Incentive Plan by the shareholders at the 2006 annual meeting of shareholders, no further grants will be made pursuant to the Non-Employee Directors Stock Option Plan. As outstanding options under the Non-Employee Directors Stock Option Plan and the 2001 Stock Option Plan expire, the Common Shares subject to the expired options will become available for issuance under the 2006 Equity Incentive Plan.

The Board recommends a vote “for” the proposal to approve the Intricon Corporation 2007 Employee Stock Purchase Plan.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF AUDITOR

The Corporation’s independent registered public accounting firm for the fiscal year ended December 31, 2006 was the firm of Virchow, Krause & Corporation, LLP (“Virchow Krause”). Services provided to the Corporation and its subsidiaries by Virchow Krause in 2006 are described below under “Independent Registered Public Accounting Firm.” The Audit Committee of the Board of Directors has appointed Virchow Krause to serve as the independent registered public accounting firm for the year ending December 31, 2007. Shareholders will be asked to ratify this appointment. Although action by the shareholders on this matter is not required, the Audit Committee believes it is appropriate to seek shareholder ratification of the appointment of the independent registered public accounting firm to provide a forum for shareholders to express their views with regard to the Audit Committee’s appointment. If the shareholders do not ratify the appointment of Virchow Krause, the selection of independent registered public accounting firm may be reconsidered by the Audit Committee; provided however, the Audit Committee retains the right to continue to engage Virchow Krause. Notwithstanding the ratification of Virchow Krause as the Corporation’s independent registered public accounting firm for the year ending December 31, 2006, the Audit Committee retains the right to replace Virchow Krause at any time without shareholder approval. A representative of Virchow Krause is expected to be present at the annual meeting and to be available to respond to appropriate questions. The representative will have the opportunity to make a statement if he or she so desires.

Previous Independent Registered Public Accounting Firm

On August 23, 2005, the Corporation dismissed KPMG LLP (“KPMG”) as its independent registered public accountants. The Corporation’s Audit Committee made and approved the decision to change the independent registered public accountants. The reports of KPMG on the Corporation’s financial statements for the years ended December 31, 2004 and 2003 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except that the reports for those years included a separate paragraph which indicated that the Corporation restated its consolidated financial statements as of and for the years ended December 31, 2004 and 2003. In connection with its audits for the years ended December 31, 2004 and 2003 and through August 23, 2005, there have been no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference thereto in their report on the financial statements for such years. During the years ended December 31, 2004 and 2003 and through August 23, 2005, there have been no reportable events (as defined in SEC Regulation S-K Item 304 (a)(1)(v)), except that on June 28, 2005, KPMG advised the Corporation’s audit committee of the following matters involving internal controls that KPMG considered to be a material weakness:

During 2005, the Corporation restated its consolidated financial statements for the years 2000 through 2004 to correct the accounting for certain research and development expenditures that were erroneously capitalized to the balance sheet. The errors in accounting were mainly due to a lack of knowledge of U.S. generally accepted accounting principles (“U.S. GAAP”) in the Corporation’s Singapore location. In addition, a thorough review of the Corporation’s Singapore financial statements for compliance with U.S. GAAP was not performed on a timely basis by the Corporation’s corporate personnel.

The subject matter of this deficiency was discussed with the Chairman of the Audit Committee and representatives of the Corporation’s management on June 24, 2005, The methodology for accounting for the Corporation’s research and development expenses was corrected prior to the end of the quarter ended June 30, 2005 and the Corporation initiated the policies and procedures described below:

•	The Corporation implemented education programs within the Corporation to ensure that all finance and accounting employees are adequately trained and supervised in the application of US GAAP.
•

The Corporation created stronger communication protocols and relationships between the Corporation’s management and its finance and accounting personnel to ensure for proper accounting analysis and treatment.

•	The Corporation added internal review controls to insure that capitalized projects appearing on the balance sheet are reviewed and approved by management on a quarterly basis.

The Corporation requested that KPMG furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated August 25, 2005, is filed as Exhibit 16.1 to the Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 26, 2005.

Current Independent Registered Public Accounting Firm

Effective as of August 23, 2005, the Corporation engaged Virchow Krause as its new independent registered public accountants. The decision to engage Virchow Krause was made and approved by the Audit Committee of the Board of Directors. During fiscal years 2003, 2004 and through August 23, 2005, the Corporation had not consulted with Virchow Krause regarding (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Corporation’s financial statements; or (ii) any matter that was either subject of a disagreement, as that term is defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Independent Registered Public Accounting Fee Information

Fees for professional services provided by Virchow Krause, the Corporation’s independent auditor, for the fiscal years ended December 31, 2006 and 2005 in each of the following categories were:

Services Rendered (1)	2006	2005

Audit Fees	$171,825	$141,220
Audit-Related Fees	—	—
Tax Fees	43,100	4,080
All Other Fees	—	—

Total	$214,925	$145,300

____________________________

(1)

The aggregate fees included in Audit Fees are fees billed for the fiscal years. The aggregate fees included in each of the other categories are fees billed in the fiscal years. Virchow Krause was engaged as independent auditor beginning in August 2005. Does not include: (a) audit fees of $16,312 and $31,783 billed for 2006 and 2005, respectively, by Baker Tilly International, an affiliate of Virchow Krause, for audits of the Corporation’s foreign subsidiaries and (b) audit fees of $41,949 billed for 2005 by KPMG, the former independent auditor, for review of the Corporation’s financial statements for the first two quarters of 2005.

Audit Fees. The audit fees for 2006 and 2005 include fees for professional services rendered for the audit of the Corporation’s annual financial statements and the review of the financial statements included in the Corporation’s Form 10-K Reports and the review of the financial statements included in the Corporation’s Form 10-Q Reports.

Tax Fees. The tax fees for 2006 and 2005 include fees for professional services rendered for tax compliance, tax advice and tax planning.

Auditor Independence

The Audit Committee has considered the nature of the above-listed services provided by Virchow, Krause & Company, LLP and determined that the provision of the services are compatible with maintaining its independence.

Pre-Approval Policy

The Audit Committee has established pre-approval policies and procedures pursuant to which the Audit Committee approved the foregoing audit and permissible non-audit services provided by Virchow, Krause & Company, LLP in 2006.

Audit Committee Report

The Audit Committee has prepared the following report on its activities with respect to the Corporation’s audited consolidated financial statements for the year ended December 31, 2006, which is referred to herein as the Corporation’s audited consolidated financial statements:

•	The Audit Committee has reviewed and discussed the audited consolidated financial statements with management.
•

The Audit Committee has discussed with Virchow, Krause & Company, LLP, the Corporation’s independent auditors, the matters required to be discussed by Statements on Auditing Standards No. 61, which include, among other items, matters related to the conduct of the audit of the Corporation’s consolidated financial statements.

•

The Audit Committee has received the written disclosures and the letter from Virchow, Krause & Company, LLP required by Independence Standards Board Standard No. 1, and has discussed with Virchow, Krause & Company, LLP its independence from the Corporation.

•

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

The Audit Committee

Nicholas A. Giordano, Chairman

Robert N. Masucci

Michael J. McKenna

The Board of Directors recommends that stockholders vote “for” ratification of the appointment of Virchow Krause as the Corporation’s independent auditor for 2007.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s executive officers and directors and persons who own more than ten percent of a registered class of the Corporation’s equity securities (collectively, the “reporting persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Corporation with copies of these reports.

Based on the Corporation’s review of the copies of these reports received by it and written representations, if any, received from reporting persons with respect to the filing of reports of Forms 3, 4 and 5, the Corporation believes that all filings required to be made by the reporting persons for fiscal year 2006 (unless otherwise noted) were made on a timely basis except: Messrs. Seamon, Conger and Binnix reported late on a Form 4 the grant of options to purchase Common Shares. Mr. Binnix reported late on a Form 4 the exercise of options to purchase Common Shares.

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Under the Corporation’s bylaws, shareholder proposals with respect to the 2008 Annual Meeting of Shareholders, including nominations for directors, which have not been previously approved by the Board of Directors, must be submitted to the Secretary of the Corporation no later than November 26, 2007. Any such proposals must be in writing and sent either by personal delivery, nationally recognized express mail or United States mail, postage prepaid to Corporate Secretary, IntriCon Corporation, 1260 Red Fox Road, Arden Hills, Minnesota 55112. Each nomination or proposal must include the information required by the bylaws. All late or nonconforming nominations and proposals may be rejected by the officer presiding at the meeting.

Shareholder proposals for the 2008 Annual Meeting of Shareholders must be submitted to the Corporation by November 26, 2007 to receive consideration for inclusion in the Corporation’s Proxy Statement relating to the 2008 annual meeting of shareholders. Any such proposal must also comply with SEC proxy rules, including SEC Rule 14a-8, and any applicable requirements set forth in the bylaws.

In addition, shareholders are notified that the deadline for providing the Corporation timely notice of any shareholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the Corporation’s 2008 Annual Meeting of Shareholders is November 26, 2007. As to all such matters which the Corporation does not have notice on or prior to November 26, 2007, discretionary authority shall be granted to the persons designated in the Corporation’s Proxy related to the 2008 annual meeting of shareholders to vote on such proposal.

ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

A copy of the annual report to shareholders of the Corporation, including consolidated financial statements, for 2006 is being delivered with the proxy materials and is not to be regarded as proxy solicitation material.

EACH SHAREHOLDER CAN OBTAIN A COPY OF THE CORPORATION’S ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL SCHEDULES FOR THE YEAR ENDED DECEMBER 31, 2006 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT CHARGE EXCEPT FOR EXHIBITS TO THE REPORT, BY SENDING A WRITTEN REQUEST TO: INTRICON CORPORATION, 1260 RED FOX ROAD, ARDEN HILLS, MINNESOTA 55112, ATTN: SCOTT LONGVAL.

OTHER MATTERS

The Corporation is not presently aware of any matters (other than procedural matters) that will be brought before the Meeting which are not reflected in the attached Notice of the Meeting. The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Meeting: (i) matters which the Corporation did not receive notice by November 27, 2006 were to be presented at the Meeting; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee named in this Proxy Statement is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934; and (v) matters incident to the conduct of the Meeting. In connection with such matters, the persons named in the enclosed proxy will vote in accordance with their best judgment.

Scott Longval

Chief Financial Officer, Secretary,

and Treasurer

Appendix A

INTRICON CORPORATION

2007 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1

GENERAL

1.1.         Purpose. The IntriCon Corporation 2007 Employee Stock Purchase Plan (the “Plan”) has been established by IntriCon Corporation (the “Company”) to provide eligible employees of the Company and the Related Companies (each of which is referred to herein as an “Employer”) with an opportunity to acquire a proprietary interest in the Company through the purchase of common shares of the Company (“Stock”). The Plan is intended to qualify as an employee stock purchase plan under section 423 of the Code, and the provisions of the Plan are to be construed in a manner consistent with the requirements of that section.

1.2.         Defined Terms. Capitalized terms in the Plan will be defined as set forth in Section 6 or elsewhere in the Plan.

SECTION 2

METHOD OF PURCHASE

2.1.         Eligibility. Plan participation will be available to (and will be limited to) each employee of an Employer beginning on the first day of the twelfth month following such employee’s date of hire by his or her Employer, except that the following persons will not be eligible to participate in the Plan:

(a)	An employee whose customary employment is 20 hours or less per week.

(b)          An employee whose customary employment is for not more than five months in any calendar year.

(c)          An employee who owns, or who would own upon the exercise of any rights extended under the Plan and the exercise of any other option held by the employee (whether qualified or non-qualified), shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Related Company. For purposes of this section 2.1(c), the rules of section 424(d) of the Code will apply in determining the stock ownership of an employee.

For purposes of the Plan, the term “employee” will not include any individual for any period during which such individual’s services are performed pursuant to the terms of a contract, either with such individual himself or herself or with a leasing organization or agency, that purports to treat the individual as either an independent contractor or an employee of such agency or leasing organization.

In addition to the foregoing provisions of this section 2.1, an individual may participate in the Plan for any Subscription Period (as defined in section 2.2) only if he or she is employed by an Employer on the first day of that period.

2.2.         Participation Election. A “Subscription Period” for the accumulation of funds necessary for payment of the Purchase Price (as defined in section 2.3) of Stock under the Plan will consist of a three month period, beginning on each January 1, April 1, July 1, and October 1 commencing on or after the Effective Date and prior to the termination of the Plan. For any Subscription Period, an eligible employee will become a Plan “Participant” by filing a payroll deduction authorization (an “Authorization”) with respect to Compensation otherwise payable to the Participant during such Subscription Period. The Authorization will be filed with the Company or a designated agent at the time and in the manner specified by the Committee. Such payroll deductions will be any full percentage of the Compensation of the Participant up to but not more than 20% of his or her Compensation. Such Authorization shall remain in effect until modified by the Participant or the Participant’s participation in the Plan terminates in accordance with section 2.4. After the beginning of the Subscription Period, and except as otherwise provided in section 2.4, a Participant may not change the rate of his or her payroll deductions for that Subscription Period. A Participant may change the amount of his or her payroll deduction effective as of the first day of any Subscription Period by filing a new Authorization with the Company or a designated agent at the time and in the manner specified by the Committee. Subject to compliance with the applicable rules adopted by the Committee, any Authorization will be effective on the first day of the Subscription Period following the day the Company or its designated agent receives such Authorization.

Subject to the limitations of section 2.3, each eligible employee who has elected to become a Participant in accordance with the foregoing provisions of this section 2.2 will be deemed to have been granted an option on the first day of each Subscription Period to purchase (at the applicable Purchase Price) on the Exercise Date (as defined in section 2.3) shares of Stock in accordance with section 2.3. Exercise of the option will occur as provided in section 2.3, except as provided in section 2.4. The option will expire on the last day of the Subscription Period.

The Committee may at any time amend, suspend, or terminate any participation procedures established pursuant to this section 2.2 without prior notice to any Participant or eligible employee.

2.3.         Purchase of Stock. On the last day of each Subscription Period (the “Exercise Date”), a Participant will be deemed to have exercised his or her option to purchase that whole number of shares of Stock equal to the quotient of (i) the cash balance in the Participant’s Account (as defined in section 3.4) as of the Exercise Date and (ii) the Purchase Price. Any amounts remaining in a Participant’s Account after deducting the Purchase Price of the option shall be returned to the Participant, without interest, as soon as administratively possible thereafter except that amounts which represent less than the Purchase Price of a whole share of Stock shall be held, without interest, for use on the next Exercise Date

The “Purchase Price” per share will be equal to 90% of the Fair Market Value of a share of Stock on the Exercise Date; provided, however, that the Committee shall have the authority to set the Purchase Price at a price up to 100% of the Fair Market Value from time to time prior to the beginning of a Subscription Period. If such amount results in a fraction of one tenth of one cent, the Purchase Price will be increased to the next higher tenth of one cent. In no event will the Purchase Price be less than the par value of the Stock.

The Company may, at its election, upon the exercise of options (i) issue Stock in the name of the Plan, for the benefit of the Participants or (ii) reflect the issuance of Stock in book entry form with noncertificated Stock. In either event, the Company shall cause to be delivered to each Participant, at least annually, a statement that will reflect the number of shares of Stock purchased from the Participant’s Account and the Purchase Price of such Stock.

No employee will have the right to purchase more than $25,000 in value of Stock under the Plan (and any other employee stock purchase plan described in Code section 423 and maintained by the Company or any Related Company) in any calendar year, such value being based on the Fair Market Value of a share of Stock as of the date on which the option to purchase the Stock is granted, as determined in accordance with section 2.2 of the Plan. This section 2.3 will be interpreted in accordance with section 423(b)(8) of the Code.

Notwithstanding anything contained herein to the contrary, the number of shares of Stock which may be purchased by any Participant during any Subscription Period will not exceed 1,250, subject to adjustment as provided in section 3.3.

2.4.        Termination of Participation. A Participant may, at any time and for any reason, voluntarily terminate participation in the Plan by notification of withdrawal from the Plan in the manner specified by the Committee, provided such notification is received by the Company or its designated agent at least 15 business days (or such other period as designated by the Committee) prior to the Exercise

Date of any Subscription Period. If a Participant’s employment with the Employers terminates for any reason or a Participant ceases to be an eligible employee, such Participant’s participation in the Plan will immediately terminate.

If a Participant who is an eligible employee voluntarily terminates his or her participation in the Plan, (i) no further payroll deductions will be made from his or her Compensation, (ii) the cash balance of the Participant’s Account will be used to purchase shares of Stock for the Subscription Period in which such termination occurs (at the time specified in, and in accordance with, section 2.3) and any balance remaining shall be returned to the Participant, without interest, as soon as administratively possible thereafter, and (iii) the number of shares of Stock purchased under the Plan will continue to be held on behalf of the Participant in his or her Account.

If a Participant’s employment with the Employers terminates or a Participant ceases to be an eligible employee so that the Participant’s participation in the Plan is automatically terminated as provided in this section 2.4, (i) no further payroll deductions will be made from his or her Compensation, (ii) the cash balance of the Participant’s Account will be paid to him or her without interest, as soon as administratively possible and (iii) the number of full shares of Stock purchased under the Plan and held for his or her benefit will be credited to a book entry account in the Participant’s name maintained by the Company’s transfer agent, or, if the Participant so elects, in the time and manner specified by the Committee, to a brokerage account designated by the Participant. Notwithstanding the preceding sentence, in lieu of having the shares of Stock issued to a book entry or brokerage account, such Participant may direct the Company or its designated agent to continue to maintain his or her Account with the same entity that acts as the Company’s designated agent under the Plan, subject to any conditions imposed by such entity.

2.5          No Fractional Shares. Only whole shares of Stock may be acquired through the exercise of an option. Amounts remaining in a Participant’s Account after the maximum number of whole shares have been purchased on any Exercise Date shall be held for use on the next Exercise Date, as provided in Section 2.3 above.

SECTION 3

OPERATION AND ADMINISTRATION

3.1.         Effective Date. Subject to the approval of the shareholders of the Company within 12 months after the date of its adoption by the Board, the Plan will be effective on the Effective Date.

3.2.         Shares Subject to Plan. Shares of Stock to be purchased under the Plan will be subject to the following:

(a)          The shares of Stock which may be purchased under the Plan will be shares purchased in the open market (on an exchange or in negotiated transactions) or, if the Company’s Chief Financial Officer, in his or her discretion, deems it necessary or advisable, shares sold hereunder may be previously acquired treasury shares, authorized and unissued shares, or any combination of shares purchased in the open market or in negotiated transactions, previously acquired treasury shares or authorized and unissued shares.

(b)          Subject to the provisions of section 3.3, the number of shares of Stock which may be purchased under the Plan will not exceed 100,000 shares in the aggregate.

(c)          If, on an Exercise Date, Participants in the aggregate have outstanding Options to purchase more shares of Stock than are then available for purchase under the Plan, each Participant will be eligible to purchase a reduced number of shares of Stock on a pro rata basis and any excess payroll deductions will be returned to Participants, without interest, all as provided by uniform and nondiscriminatory rules adopted by the Committee.

3.3.         Adjustments to Shares. If the Company will effect any subdivision or consolidation of shares of Stock or other capital readjustment, payment of stock dividend, stock split, combination of shares or recapitalization or other increase or reduction of the number of shares of Stock outstanding without receiving compensation therefor in money, services or property, then, subject to the requirements of Code section 423, the Committee will adjust the number of shares of Stock available under the Plan and the maximum number of shares that may be purchased by a Participant during any Subscription Period to reflect appropriately such action by the Company.

3.4.         Plan Accounts.   The Committee will cause a separate bookkeeping account (an “Account”) to be maintained for each Participant, which Account will reflect the accumulated payroll deductions made on behalf of the Participant from time to time, reduced for any distributions from such Account pursuant to the provisions of the Plan. No interest will accrue at any time for any amount credited to an Account of a Participant. In the event a Participant elects to sell any of the shares of Stock held in his or her Account, the Participant’s Account will be subject to all transaction fees associated with such disposition.

The Stock purchased by each Participant pursuant to the provisions of the Plan will be credited to such Participant’s Account as soon as practicable after, and effective as of the close of business on, the last day of each Subscription Period. Dividends earned on any shares of Stock held in an Account will be automatically reinvested in shares of Stock of the Company and credited to the Participant’s Account.

After the close of each Subscription Period, information will be made available to each Participant regarding the activity in such Participant’s Account for such Subscription Period, including the number of shares of Stock purchased and the applicable Purchase Price. In the event that the maximum number of shares of Stock are purchased by a Participant for a Subscription Period and cash remains credited to the Participant’s Account, such cash will be paid to the Participant without interest, as soon as administratively possible.

3.5.        Limit on Distribution. Distribution of shares of Stock or other amounts under the Plan will be subject to the following:

(a)          Notwithstanding any other provision of the Plan, the Company will have no liability to issue any shares of Stock under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(b)          In the case of a Participant who is subject to Section 16(a) and 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may, at any time, add such conditions and limitations with respect to such Participant as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

3.6.        Withholding. All shares of Stock issued hereunder and any payments pursuant to the Plan are subject to withholding of all applicable taxes and the Employers will have the right to withhold from any payment or distribution of shares or to collect as a condition of any payment or distribution under the Plan, as applicable, any taxes required by law to be withheld. To the extent provided by the Committee, a Participant may elect to have any distribution of shares otherwise required to be made pursuant to the Plan withheld, or may surrender to the Employers shares of Stock already owned by the Participant, to fulfill any tax withholding obligation; provided, however, in no event will the Fair Market Value of the number of shares so withheld (or accepted) (as of the date immediately preceding the date withheld or accepted) exceed the amount necessary to meet the minimum Federal, state and local marginal tax rates then in effect that are applicable to the Participant and to the particular transaction.

3.7.        Transferability. Except as otherwise permitted under Code section 423 and Rule 16b-3, a Participant’s Account, the amount of any payroll deductions made with respect to a Participant’s Compensation and any Participant’s rights to purchase shares of Stock under the Plan may not be pledged, hypothecated, assigned or transferred other than by will and the laws of descent and distribution. During the lifetime of a Participant, the rights provided to the Participant under the Plan may be exercised only by him or her.

3.8.	Limitation of Implied Rights.

(a)          Neither a Participant nor any other person will, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Employers whatsoever, including, without limitation, any specific funds, assets, or other property which the Employers, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant will have only a contractual right to the shares of Stock and amounts, if any, payable under the Plan, unsecured by any assets of the Employers. Nothing contained in the Plan will constitute a guarantee by any of the Employers that the assets of the Employers will be sufficient to pay any benefits to any person.

(b)          The Plan does not constitute a contract of employment, and participation in the Plan will not give any employee the right to be retained in the employ of an Employer or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no right to purchase shares under the Plan will confer upon the holder thereof any right as a shareholder of the Company prior to the date on which he or she fulfills all service requirements and other conditions for receipt of such rights.

3.9.         Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

3.10.      Action by Employers. Any action required or permitted to be taken by any Employer will be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by the provisions of Rule 16b-3, applicable local law, the applicable rules of any stock exchange, or any other applicable rules) by a duly authorized officer of the Employer.

3.11.      Gender and Number.   Where the context admits, words in any gender will include any other gender, words in the singular will include the plural and the plural will include the singular.

SECTION 4

COMMITTEE

4.1.         Administration.   The authority to control and manage the operation and administration of the Plan will be vested in the Compensation Committee of the Board or a subcomittee of the Compensation Committee (the “Committee”) in accordance with this section 4. The Committee will consist of such number and type of members as may be required for compliance with Rule 16b-3.

4.2.         Powers of Committee. The authority to manage and control the operation and administration of the Plan will be vested in the Committee, including, without limitation, the power and authority to:

(a)          establish the terms, conditions, restrictions, Purchase Price (subject to Section 2.3) and other provisions applicable to the right to purchase shares of Stock under the Plan; and

(b)          interpret the Plan, establish, amend, and rescind any rules and regulations relating to the Plan, determine the terms and provisions of any agreements made pursuant to the Plan, and make all other determinations that may be necessary or advisable for the administration of the Plan.

Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

4.3.         Delegation by Committee. Except to the extent prohibited by the provisions of Rule 16b-3, applicable law, the applicable rules of any stock exchange, or any other applicable rules, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members, and may delegate all or any part of its responsibilities and powers to any person or persons selected by it or appoint such agents as the Committee will deem appropriate. Any such allocation or delegation may be revoked by the Committee at any time.

4.4.         Information to be Furnished to Committee. The Employers and Related Companies will furnish the Committee and its designees with such data and information as may be required for them to discharge their duties with respect to the Plan. The records of the Employers and Related Companies as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation will be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

4.5.        Liability and Indemnification of Committee. No member or authorized delegate of the Committee will be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his or her own fraud or willful misconduct; nor will the Employers be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Employers. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, will be indemnified by the Employers, to the fullest extent permitted by law, against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification will not duplicate but may supplement any coverage available under any applicable insurance.

SECTION 5

AMENDMENT AND TERMINATION

The Board or the Committee may, at any time, amend the Plan, provided that, subject to section 3.3 (relating to certain adjustments to shares), no amendment may adversely affect the rights of any Participant or beneficiary with respect to shares that have been purchased prior to the date such amendment is adopted by the Committee. No amendment of the Plan may be made without approval of the Company’s shareholders to the extent that such approval is required to maintain compliance with the requirements of Code section 423.

The Company, by action of the Board or the Committee, may at any time terminate the Plan, in which case notice of such termination will be given to all Participants, but any failure to give such notice will not impair the effectiveness of the termination. Such termination will not adversely affect the rights of any Participant or beneficiary with respect to shares of Stock that have been purchased on or prior to the date of such termination.

In the event of Plan termination pursuant to this section 5, (i) the cash balance of the Participant’s Account will be paid to him or her without interest as soon as administratively possible and (ii) the number of full shares of Stock purchased under the Plan and held for his or her benefit will be credited to a book entry account in the Participant’s name maintained by the Company’s transfer agent, or, if the Participant so elects, in the time and manner specified by the Committee, to a brokerage account designated by the Participant.

SECTION 6

DEFINED TERMS

For purposes of the Plan, the terms listed below will be defined as follows:

(a)	Board. The term “Board” will mean the Board of Directors of the Company.

(b)          Code. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code will include reference to any successor provision of the Code.

(c)          Compensation. The term “Compensation” means total cash compensation (excluding bonuses and employee benefit contributions and payments) paid by the Employers (before withholding and deductions) for the applicable Subscription Period.

(d)          Dollars. As used in the Plan, the term “dollars” or numbers preceded by the symbol “$” will mean amounts in United States dollars.

(e)          Effective Date. The “Effective Date” will be July 1, 2007 or such later date that the Chief Financial Officer determines that all arrangements have been completed with respect to the effectuation of the Plan.

(f)           Fair Market Value. The “Fair Market Value” of a share of Stock of the Company as of any date will mean:

(i)          If the principal market for the Stock is a national securities exchange or the NASDAQ stock market, then the “Fair Market Value” as of that date will be the last reported sale price of the Stock on that date on the principal exchange or market on which the Stock is then listed or admitted to trading.

(ii)         If sale prices are not available or if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on the NASDAQ Stock Market, then the “Fair Market Value” as of that date will be the mean between the highest bid and lowest asked prices for the Stock on such day as reported on the NASDAQ OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.

If the day is not a business day, and as a result, paragraphs (i) and (ii) above are inapplicable, the Fair Market Value of the Stock will be determined as of the next earlier business day.

(g)          Participant. The term “Participant” means any employee of the Company who is eligible and elects to participate pursuant to the provisions of Section 2.

(h)          Related Companies.   The term “Related Company” means any entity during any period in which it is a “subsidiary corporation” (as that term is defined in Code section 424(f) with respect to the Company, except that any subsidiary corporation that is not incorporated under the laws of the United States or any state or jurisdiction thereof shall not be a Related Company for the purpose of this Plan.

(i)           Rule 16b-3.   The term “Rule 16b-3” means Rule 16b-3 as promulgated under the Securities and Exchange Act of 1934, as amended.

This Plan has been adopted by the Board of Directors of the Company on behalf of the Company and the Related Companies on March 14, 2007 and approved by the shareholders of the Company on April __, 2007.

INTRICON CORPORATION

ARDEN HILLS, MINNESOTA 55112

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints SCOTT LONGVAL and WARREN M. BECKER with full power of substitution, as proxies and hereby authorizes them to represent and to vote all the Common Shares of IntriCon Corporation held of record by the undersigned on March 16, 2007, at the annual meeting of shareholders to be held on April 25, 2007, or any postponement or adjournment thereof.

All proxy agents present and acting in person or by their substitutes (or, if only one is present and acting, then that one) may exercise all of the powers conferred by this proxy. Discretionary authority is conferred by this proxy with respect to certain matters, as described in IntriCon Corporation’s proxy statement.

☒	Please mark your votes as in this example.

1.	To elect the following director nominee to hold office for three years until his successor has been duly elected and qualified, as more fully described in the accompanying proxy statement.

01- Michael J. McKenna	☐ FOR NOMINEE	☐ WITHHOLD AUTHORITY
02- Mark S. Gorder	☐ FOR NOMINEE	☐ WITHHOLD AUTHORITY
2.	To approve the IntriCon Corporation 2007 Employee Stock Purchase Plan, as more fully described in the accompanying proxy statement.
☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	To ratify the appointment of Virchow, Krause & Company, LLP as the Corporation’s independent auditor for fiscal year 2007.
☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting.

PLEASE SEE REVERSE FOR PROXY VOTING IN INSTRUCTIONS

THE SHARES REPRESENTED BY THIS PROXY, DULY EXECUTED, WILL BE VOTED AS INSTRUCTED ABOVE. IF INSTRUCTIONS ARE NOT GIVEN, THEY WILL BE VOTED FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES, FOR THE APPROVAL OF THE INTRICON CORPORATION 2007 EMPLOYEE STOCK PURCHASE PLAN, AS MORE FULLY DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AND FOR THE RATIFICATION OF THE APPOINTMENT OF VIRCHOW, KRAUSE & COMPANY, LLP AS THE CORPORATION’S INDEPENDENT AUDITOR FOR FISCAL YEAR 2007. WITH RESPECT TO SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, SAID PROXY IS AUTHORIZED TO VOTE IN ACCORDANCE WITH ITS BEST JUDGMENT.

By signing this proxy, you hereby acknowledge receipt of the 2005 Annual Report to Shareholders, Notice of the Company’s 2006 Annual Meeting of Shareholders and the Company’s Proxy Statement

____________________________ Date ________, 2007 Signature ____________________________ Date ________, 2007 Signature (if joint account)

NOTE: Please sign and date and return in the pre-paid envelope provided. Your signature should appear exactly as your name appears in the space to the left. For joint accounts, any co-owner may sign. When signing as attorney, executor, administrator, or fiduciary, please give your full title as such.

YOUR VOTE IS IMPORTANT
VOTE TODAY IN ONE OF THREE WAYS:

1.	VOTE BY INTERNET: Log-on to www.votestock.com Enter your control number printed below Vote your proxy by checking the appropriate boxes Click on “Accept Vote”

OR

2.	VOTE BY TELEPHONE: After you call the phone number below, you will be asked to enter the control number at the bottom of the page. You will need to respond to only a few simple prompts. Your vote will be confirmed and cast as directed.

Call toll-free in the U.S. or Canada at 1-866-626-4508 on a touch-tone telephone

OR

3.	VOTE BY MAIL: If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the above proxy card in the prepaid envelope provided.

YOUR VOTE IS IMPORTANT

You may vote by telephone or Internet 24 hours a day, 7 days a week. Telephone and Internet voting is available through 11:59 p.m., Eastern Daylight Time, on April 24, 2007. Your telephone or Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.